MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 5, 2001, between Column Financial, Inc., a Delaware corporation ("Column"), as seller (in such capacity, together with its successors and permitted assigns hereunder, the "Seller") and Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation ("CSFB Mortgage Securities"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, the "Purchaser").

                                    RECITALS

     Column desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Schedule A-1 Loans") identified on the schedule annexed hereto as Exhibit A-1, as such schedule may be amended from time to time pursuant to the terms hereof. Each Schedule A-1 Loan was originated by the Seller, Union Capital Investments, LLC ("Union Capital") or Credit Suisse First Boston Mortgage Capital LLC ("CSFB Mortgage Capital"). With respect to those Schedule A-1 Loans identified on the schedule annexed hereto as Exhibit A-1 as having been originated by Union Capital (each such Schedule A-1 Loan, a "Union Capital Loan"), Column is the beneficiary of certain representations and warranties made by Union Capital with respect to the Union Capital Loans, pursuant to the Seller's Warranty Certificate dated as of March 5, 2001 (the "Union Capital Agreement"), from Union Capital in favor of the Seller. With respect to those Schedule A-1 Loans identified on the schedule annexed hereto as Exhibit A-1 as having been originated by CSFB Mortgage Capital (each such Schedule A-1 Loan, a "CSFB Mortgage Capital Loan"), Column is the beneficiary of certain representations and warranties made by CSFB Mortgage Capital with respect to the CSFB Mortgage Capital Loans, pursuant to the Seller's Warranty Certificate dated as of March 2, 2001 (the "CSFB Mortgage Capital Agreement"), from CSFB Mortgage Capital in favor of Column. Column intends to assign to CSFB Mortgage Securities all of its right, title and interest in, to and under the Union Capital Agreement and the CSFB Mortgage Capital Agreement (except for its right to approve substitute mortgage loans under each of those agreements and its rights to indemnification under Section 4 of each of those agreements).

     Column also desires to sell, assign, transfer, set over and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the multifamily and commercial mortgage loans (collectively, the "Schedule A-2 Loans"; and, collectively with the Schedule A-1 Loans, the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A-2 (together with the schedule annexed hereto as Exhibit A-1, the "Mortgage Loan Schedule"), as such schedule may be amended from time to time pursuant to the terms hereof. Column acquired each of the Schedule A-2 Loans from KeyBank National Association ("KeyBank"). It is expected that KeyBank will be responsible for making certain representations, warranties, with respect to the Schedule A-2 Loans in lieu of the Seller's making the same.

     A real estate mortgage investment conduit ("REMIC") election has been made with respect to one of the Mortgage Loans (the resulting REMIC being herein referred to as the "Loan REMIC"), for federal income tax purposes. Column also desires to sell, assign, transfer and otherwise convey to CSFB Mortgage Securities, without recourse, and CSFB Mortgage Securities desires to purchase, subject to the terms and conditions set forth herein, the regular interest (the "Loan REMIC

Regular Interest") and residual interest (the "Loan REMIC Residual Interest; and, together with the Loan REMIC Regular Interest, the "Loan REMIC Interests") in the Loan REMIC.

     CSFB Mortgage Securities intends to create a trust (the "Trust"), the primary assets of which will be a segregated pool of multifamily and commercial mortgage assets that includes the Mortgage Loans and the Loan REMIC Interests. Beneficial ownership of the assets of the Trust (such assets collectively, the "Trust Fund" will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Moody's Investors Service, Inc. and Fitch, Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among CSFB Mortgage Securities, as depositor (in such capacity, the "Depositor"), KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer (the "Master Servicer"), ORIX Real Estate Capital Markets, LLC, as special servicer (the "Special Servicer"), and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), relating to the issuance of the Depositor's Series 2001-CK1 Commercial Mortgage Pass-Through Certificates (the "Certificates"). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement as in full force and effect on the Closing Date (as defined in Section 1 hereof). It is anticipated that CSFB Mortgage Securities will transfer the Mortgage Loans and the Loan REMIC Interests to the Trust contemporaneously with its purchase of the Mortgage Loans and the Loan REMIC Interests hereunder.

     CSFB Mortgage Securities intends to sell the Registered Certificates to Credit Suisse First Boston Corporation ("CSFBC"), McDonald Investments Inc. ("McDonald"), Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Merrill Lynch") and Salomon Smith Barney Inc. ("SSBI"), pursuant to the Underwriting Agreement, dated as of the date hereof (the "Underwriting Agreement), among CSFB Mortgage Securities, CSFBC, McDonald, Merrill Lynch and SSBI; and CSFB Mortgage Securities intends to sell the remaining Certificates (the "Non-Registered Certificates") to CSFBC, pursuant to the Certificate Purchase Agreement, dated as of the date hereof (the "Certificate Purchase Agreement"), between CSFB Mortgage Securities and the CSFBC. The Registered Certificates are more fully described in the prospectus dated March 5, 2001 (the "Basic Prospectus"), and the supplement to the Basic Prospectus dated March 5, 2001 (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"), as each may be amended or supplemented at any time hereafter. The Non-Registered Certificates are more fully described in the confidential offering circular dated March 5, 2001 (the "Confidential Offering Circular"), as it may be amended or supplemented at any time hereafter.

     Column will indemnify CSFB Mortgage Securities, CSFBC, McDonald, Merrill Lynch, SSBI and certain related parties with respect to the disclosure regarding the Schedule A-1 Loans contained in the Prospectus, the Confidential Offering Circular and certain other disclosure documents and offering materials relating to the Certificates, pursuant to the Indemnification Agreement, dated the date hereof (the "Indemnification Agreement"), among Column, CSFB Mortgage Securities, CSFBC, McDonald, Merrill Lynch and SSBI.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. Agreement to Purchase. The Seller agrees to sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, and the Purchaser agrees to purchase from the

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Seller, subject to the terms and conditions set forth herein, the Mortgage Loans and the Loan REMIC Interests. The purchase and sale of the Mortgage Loans and the Loan REMIC Interests shall take place on March 16, 2001 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on the respective Due Dates for the Mortgage Loans in March 2001 (individually and collectively, the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance, after application of all payments of principal due on the Mortgage Loans on or before the Cut-off Date, whether or not received, of $_________, subject to a variance of plus or minus 5%. The purchase price for the Mortgage Loans and the Loan REMIC Interests shall be __% of such aggregate principal balance, together with accrued interest on the Mortgage Loans at their respective Net Mortgage Rates from and including March 1, 2001 to but not including the Closing Date, and the Purchaser shall pay such purchase price to the Seller on the Closing Date by wire transfer in immediately available funds or by such other method as shall be mutually acceptable to the parties hereto.

     SECTION 2. Conveyance of the Mortgage Loans.

     (a) Effective as of the Closing Date, subject only to receipt of the purchase price referred to in Section 1 hereof, the Seller does hereby sell, assign, transfer, set over and otherwise convey to the Purchaser, without recourse, all of the right, title and interest of the Seller in and to the Mortgage Loans and the Loan REMIC Interests, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than scheduled payments of interest and principal due on or before the Cut-off Date), together with (i) all of the right, title and interest of the Seller in and to the proceeds of any related title, hazard or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans, (ii) all of the right, title and interest of the Seller in, to and under the Union Capital Agreement and the CSFB Mortgage Capital Agreement (other than the Seller's rights to approve substitute mortgage loans under each of those agreements and its rights to indemnification under Section 4 of each of those agreements), and (iii) all right, title and interest of the Seller in, to and under the Co-Lender Agreement dated as of July 11, 2000 (the "Crystal Building/Petry Building Co-Lender Agreement"), between CSFB Mortgage Capital and Wells Fargo Bank Minnesota, N.A., as trustee for the holders of CSFB Mortgage Securities, Series 2000-C1 Commercial Mortgage Pass-Through Certificates, which Co-Lender Agreement relates to the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Crystal Pavilion/Petry Building (such Mortgage Loan, the "Crystal Pavilion/Petry Building Mortgage Loan").

     (b) The Purchaser shall be entitled to receive all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date (other than scheduled payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date and collected after the Cut-off Date, which shall belong to the Seller).

     (c) On or before the Closing Date, the Seller shall, at its expense, subject to Section 18, deliver or cause to be delivered to the Purchaser or its designee the Mortgage File and, except in the case of the Crystal Pavilion/Petry Building Mortgage Loan, any Additional Collateral (other than reserve funds and escrow payments) with respect to each Mortgage Loan. In addition, with respect to each Mortgage Loan, other than the Crystal Pavilion/Petry Building Mortgage Loan, as to which any Additional Collateral is in the form of a Letter of Credit as of the Closing Date, the Seller shall cause to be prepared, executed and delivered to the issuer of each such Letter of Credit such notices, assignments and acknowledgments as are necessary to cause the recognition, under such Letter of Credit, of the Purchaser or its designee as the beneficiary thereof and drawing party thereunder. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items

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described in the second preceding sentence, and the designated beneficiary under each Letter of Credit referred to in the preceding sentence, shall be the Trustee.

     If the Seller cannot deliver on the Closing Date any original or certified recorded document or original policy of title insurance which is to be delivered as part of the related Mortgage File for any Mortgage Loan, other than the Crystal Pavilion/Petry Building Mortgage Loan, solely because the Seller is delayed in making such delivery by reason of the fact that such original or certified recorded document has not been returned by the appropriate recording office or such original policy of title insurance has not yet been issued, then the Seller shall notify the Purchaser in writing of such delay and, pursuant to the terms and conditions of the Pooling and Servicing Agreement (if such Mortgage Loan is still subject thereto), shall deliver such documents to the Purchaser or its designee, promptly upon the Seller's receipt thereof.

     In addition, the Seller shall, at its expense, deliver to and deposit with, or cause to be delivered to and deposited with, the Purchaser or its designee, on or before the Closing Date, the following items (except to the extent any of the following items are to be retained by a subservicer that will continue to act on behalf of the Purchaser or its designee): (i) originals or copies of all financial statements, appraisals, environmental/engineering reports, leases, rent rolls and tenant estoppels in the possession or under the control of the Seller that relate to the Mortgage Loans and, to the extent they are not required to be a part of a Mortgage File for any Mortgage Loan in accordance with the definition thereof, originals or copies of all documents, certificates and opinions in the possession or under the control of the Seller that were delivered by or on behalf of the related Borrowers in connection with the origination of the Mortgage Loans; and (ii) all unapplied reserve funds and escrow payments in the possession or under the control of the Seller that relate to the Mortgage Loans; provided that the foregoing does not apply in the case of the Crystal Pavilion/Petry Building Mortgage Loan. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipient of the items described in clauses (i) and (ii) of the preceding sentence shall be the Master Servicer.

     If the Seller is unable to deliver any Letter of Credit constituting Additional Collateral for any Mortgage Loan, exclusive of the Crystal Pavilion/Petry Building Mortgage Loan, then the Seller may, in lieu thereof, deliver on behalf of the related Borrower, to be used for the same purposes as such missing Letter of Credit either: (i) a substitute letter of credit substantially comparable to, but in all cases in the same amount and with the same draw conditions and renewal rights as, that Letter of Credit and issued by an obligor that meets any criteria in the related Mortgage Loan documents applicable to the issuer of that Letter of Credit; or (ii) a cash reserve in an amount equal to the amount of that Letter of Credit. For purposes of the delivery requirements of this Section 2(c), any such substitute letter of credit shall be deemed to be Additional Collateral of the type covered by the first paragraph of this Section 2(c) and any such cash reserve shall be deemed to be reserve funds of the type covered by the third paragraph of this Section 2(c).

     In connection with the foregoing paragraphs of this Section 2(c), the Seller shall receive copies, or otherwise be the beneficiary, of all certifications relating to the Mortgage Loans made and/or delivered by the Trustee pursuant to Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement. To the extent that those certifications and/or the related exception reports reflect Document Defects with respect to the Mortgage Loans, those certifications and/or the related exception reports shall constitute notice to the Seller for purposes of Section 5 upon receipt thereof by the Seller.

     (d) The Seller shall be responsible for all reasonable out-of-pocket costs and expenses associated with recording and/or filing any and all assignments and other instruments of transfer with respect to the Mortgage Loans that are required to be recorded or filed, as the case may be, under the

Pooling and Servicing Agreement; provided that the Seller shall not be responsible for actually recording or filing any such assignments or other instruments of transfer or for costs and expenses that the related Borrowers have agreed to pay. If the Seller receives written notice that any such assignment or other instrument of transfer is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect, as the case may be. The Seller shall provide the Purchaser or its designee with a power of attorney to enable it or them to record any loan documents that the Purchaser has been unable to record. Unless the Purchaser notifies the Seller in writing to the contrary, the designated recipients of the power of attorney referred to in the preceding sentence shall be the Trustee, the Master Servicer and the Special Servicer.

     On or before the Closing Date (and in connection with any substitution of Mortgage Loans by the Seller pursuant to Section 5 hereof), the Seller shall deposit with the Purchaser or its designee cash (the "Recording/Filing Reserve Funds") in the amount set forth in the Recording Side Letter, which cash amount is to be applied toward the recording and filing of assignments and other instruments of transfer with respect to such Mortgage Loans, as contemplated herein and in the Pooling and Servicing Agreement. If the total Recording/Filing Reserve Funds delivered by the Seller to the Purchaser or its designee with respect to any Mortgage Loan delivered hereunder on the Closing Date (or with respect to any Replacement Mortgage Loan delivered hereunder in connection with any substitution of Mortgage Loans pursuant to Section 5 hereof), as contemplated herein and in the Pooling and Servicing Agreement, is insufficient to reimburse the Purchaser or its designee for all costs and expenses reasonably incurred by or on behalf of the Purchaser in connection with such recording and filing, the Purchaser or its designee shall notify the Seller in writing and the Seller shall promptly remit to the Purchaser the amount of any such shortfall. The Purchaser may retain any excess Recording/Filing Reserve Funds with respect to any particular Mortgage Loan delivered hereunder on the Closing Date and any Replacement Mortgage Loans delivered hereunder in connection with any substitution of Mortgage Loans pursuant to Section 5 hereof.

     (e) Under generally accepted accounting principles ("GAAP") and for federal income tax purposes, the Seller shall report its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, as a sale of the Mortgage Loans and the Loan REMIC Interests to the Purchaser in exchange for the consideration specified in Section 1 hereof. In connection with the foregoing, the Seller shall cause all of its records to reflect such transfer as a sale (as opposed to a secured loan).

     (f) After the Seller's transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, the Seller shall not take any action inconsistent with the Purchaser's ownership of the Mortgage Loans and the Loan REMIC Interests. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that the Seller is expressly permitted to complete subsequent to the Closing Date, the Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser.

     (g) The Mortgage Loan Schedule, as it may be amended from time to time, shall conform to the requirements set forth in the Pooling and Servicing Agreement. The Seller shall, within 15 days of its discovery or receipt of notice of any error on the Mortgage Loan Schedule, amend such Mortgage Loan Schedule and deliver to the Purchaser or the Trustee, as the case may be, an amended Mortgage Loan Schedule.

     SECTION 3. Examination of Mortgage Loan Files and Due Diligence Review. The Seller shall reasonably cooperate with any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans and the Loan REMIC, that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of any of the Mortgage Files for, and/or any of such other documents and records relating to, the Mortgage Loans and the Loan REMIC, shall not affect the Purchaser's right to pursue any remedy available in equity or at law for a breach of the Seller's representations and warranties made pursuant to
Section 4 (except as set forth in Section 5).

     SECTION 4. Representations, Warranties and Covenants of the Seller and the Purchaser.


     (a) The Seller hereby makes, as of the Closing Date, to and for the benefit of the Purchaser, each of the representations and warranties set forth in Exhibit B-1. The Purchaser hereby makes, as of the Closing Date, to and for the benefit of the Seller, each of the representations and warranties set forth in Exhibit B-2.

     (b) The Seller hereby makes, as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, with respect to each Schedule A-1 Loan, each of the representations and warranties set forth in Exhibit C.

     (c) The Seller hereby represents and warrants, as of the Closing Date, to and for the benefit of the initial Purchaser only, that the Seller has not dealt with any broker, investment banker, agent or other person (other than the initial Purchaser, CSFBC, McDonald, Merrill Lynch and SSBI) who may be entitled to any commission or compensation in connection with the sale to the Purchaser of the Mortgage Loans.

     (d) The Seller hereby agrees that it shall be deemed to make to and for the benefit of the Purchaser, as of the date of substitution, with respect to any replacement mortgage loan (a "Replacement Mortgage Loan") that is substituted for a Defective Mortgage Loan (as defined in Section 5(a) hereof), whether by the Seller pursuant to Section 5(a) of this Agreement, by Union Capital pursuant to the Union Capital Agreement or by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement, each of the representations and warranties set forth in Exhibit C (except that, in the case of a Replacement Mortgage Loan substituted by Union Capital or CSFB Mortgage Capital, the representations and warranties set forth in Paragraph 2 of Exhibit C will relate to the ownership and transfer thereof by Union Capital or CSFB Mortgage Capital, as the case may
be) to this Agreement. From and after the date of substitution, each Replacement Mortgage Loan, if any, shall be deemed to constitute a "Mortgage Loan" hereunder for all purposes (and, if it replaced a Schedule A-1 Loan, shall be deemed to constitutes a "Schedule A-1 Loan" hereunder for all purposes.

     (e) It is understood and agreed that the representations and warranties set forth in this Section 4 shall survive delivery of the respective Mortgage Files to the Purchaser or its designee and shall inure to the benefit of the Purchaser for so long as any of the Mortgage Loans and/or Loan REMIC Interests remains outstanding, notwithstanding any restrictive or qualified endorsement or assignment.

     SECTION 5. Notice of Breach; Cure, Repurchase and Substitution.

     (a) The Purchaser or its designee shall provide the Seller with written notice of a Material Breach with respect to any Schedule A-1 Loan or a Material Document Defect with respect to any Mortgage Loan. Within 90 days of the earlier of discovery or receipt of written notice by the Seller that there has been a Material Breach with respect to any Schedule A-1 Loan or a Material Document Defect with respect to any Mortgage Loan (such 90-day period, the "Initial Resolution Period"), the Seller shall, subject to Section 5(b) and Section 5(c) below, (i) cure such Material Breach or Material Document Defect, as the case may be, in all material respects or (ii) repurchase the Schedule A-1 Loan affected by such Material Breach (such Schedule A-1 Loan, a "Defective Mortgage Loan") or the Mortgage Loan affected by such Material Document Defect (such Mortgage Loan, also a "Defective Mortgage Loan"), as the case may be, at the related Purchase Price, with payment to be made in accordance with the reasonable directions of the Purchaser; provided that if (i) any such Material Breach or Material Document Defect, as the case may be, does not relate to whether the Defective Mortgage Loan was, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the related date of substitution), a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (a "Qualified Mortgage"), (ii) such Material Breach or Material Document Defect, as the case may be, is capable of being cured but not within the applicable Initial Resolution Period, (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Breach or Material Document Defect, as the case may be, within the applicable Initial Resolution Period, and (iv) the Seller shall have delivered to the Purchaser a certification executed on behalf of the Seller by an officer thereof stating that such Material Breach or Material Document Defect, as the case may be, is not capable of being cured within the applicable Initial Resolution Period, specifying what actions the Seller is pursuing in connection with the cure thereof and confirming that the Seller anticipates that such Material Breach or Material Document Defect, as the case may be, will be cured within an additional period not to exceed the applicable Resolution Extension Period (as defined below), then the Seller shall have an additional period equal to the applicable Resolution Extension Period to complete such cure or, failing such, to repurchase the Defective Mortgage Loan; and provided, further, that, if the Seller's obligation to repurchase any Defective Mortgage Loan as a result of a Material Breach or Material Document Defect arises within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the Defective Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation
Section 1.860G-2(f)), and if the Defective Mortgage Loan is still subject to the Pooling and Servicing Agreement, the Seller may, at its option, subject to the terms, conditions and limitations set forth in the Pooling and Servicing Agreement, in lieu of repurchasing such Defective Mortgage Loan (but, in any event, no later than such repurchase would have to have been completed), (i) replace such Defective Mortgage Loan with one or more substitute mortgage loans that individually and collectively satisfy the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement, and (ii) pay any corresponding Substitution Shortfall Amount, such substitution and payment to be effected in accordance with the terms of the Pooling and Servicing Agreement. Any such repurchase or replacement of a Defective Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Material Breach or Material Document Defect, but if the Seller discovers a Material Breach with respect to any Schedule A-1 Loan or a Material Document Defect with respect to a any Mortgage Loan, it will notify the Purchaser.

     Except as otherwise provided in Section 5(b) and Section 5(c) below, "Resolution Extension Period" shall mean:

     (i) for purposes of remediating a Material Breach with respect to any Schedule A-1 Loan, 90 days;

     (ii) for purposes of remediating a Material Document Defect with respect to any

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          Mortgage Loan that is and remains a Performing Mortgage Loan throughout the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (A) the 90th day following the end of such Initial Resolution Period and (B) the 45th day following the Seller's receipt of written notice from the Purchaser or its designee of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

    (iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Performing Mortgage Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the earlier of (A) the end of such Initial Resolution Period and (B) the Seller's receipt of written notice from the Purchaser or its designee of the occurrence of such Servicing Transfer Event; and

     (iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, zero (-0-) days, provided that, if the Seller did not receive written notice from the Purchaser or its designee of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such Servicing Transfer Event will be deemed to have occurred during such Initial Resolution Period and clause (iii) of this definition will be deemed to apply;

provided that, except as otherwise set forth in the following proviso, there shall be no Resolution Extension Period in respect of a Material Document Defect involving a Specially Designated Mortgage Loan Document; and provided, further, that if a Material Document Defect exists with respect to any Mortgage Loan, and if the Seller escrows with the Purchaser, prior to the end of the Initial Resolution Period and any Resolution Extension Period otherwise applicable to the remediation of such Material Document Defect without regard to this proviso, cash in the amount of the then Purchase Price for such Mortgage Loan and subsequently delivers to the Purchaser, on a monthly basis, such additional cash as may be necessary to maintain a total escrow equal to the Purchase Price for such Mortgage Loan as such price may increase over time (the total amount of cash delivered to the Purchaser with respect to any Mortgage Loan as contemplated by this proviso, the "Purchase Price Security Deposit"), then the Resolution Extension Period applicable to the remediation of such Material Document Defect shall be extended until the earliest of (i) the second anniversary of the Closing Date, (ii) the date on which such Mortgage Loan is no longer outstanding and part of the Trust Fund and (iii) if such Mortgage Loan becomes a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement, the date, if any, on which the Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof.

     The Purchaser or its designee shall establish, and maintain any Purchase Price Security Deposit delivered to it with respect to any Mortgage Loan in, one or more accounts (individually and collectively, the "Purchase Price Security Deposit Account") and shall be entitled to make withdrawals from such account(s) for the following purposes: (i) to cover any costs and expenses resulting from the applicable Material Document Defect; (ii) upon any discounted payoff or other liquidation of such Mortgage Loan, to cover any Realized Loss related thereto; and (iii) if the Seller so directs, or if the

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balance on deposit in the Purchase Price Security Deposit Account declines, and for 45 days remains, below the Purchase Price for such Mortgage Loan, or if such Material Document is not remedied on or before the second anniversary of the Closing Date, or if such Mortgage Loan becomes a Specially Serviced Mortgage Loan under the Pooling and Servicing Agreement and the Special Servicer determines in its reasonable, good faith judgment that such Material Document Defect will materially interfere with or delay the realization against the related Mortgaged Property or materially increase the cost thereof, to apply the Purchase Price Security Deposit to a full or partial, as applicable, payment of the Purchase Price for such Mortgage Loan (with the Seller to pay any remaining balance of such Purchase Price). The Seller may obtain a release of the Purchase Price Security Deposit for any Mortgage Loan (net of any amounts payable therefrom as contemplated by the prior sentence) upon such Mortgage Loan's being paid in full or otherwise satisfied, liquidated or removed from the Trust Fund or upon the subject Material Document Defect's being remedied in all material respects and all associated fees and expenses being paid in full. The Seller may direct the Purchaser to invest or cause the investment of the funds deposited in any Purchase Price Security Deposit Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser shall act upon the written instructions of the Seller with respect to the investment of funds in any Purchase Price Security Deposit Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Purchase Price Security Deposit Account. All income and gain realized from the investment of funds deposited in any Purchase Price Security Deposit Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred and any deposits required to be made by the Seller as contemplated by the second proviso to the prior paragraph), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Purchase Price Security Deposit Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in any Purchase Price Security Deposit Account in Permitted Investments or any losses resulting therefrom.

     If one or more (but not all) of the Mortgage Loans constituting a Cross-Collateralized Group are to be repurchased or replaced by the Seller as contemplated by this Section 5(a), then, prior to the subject repurchase or substitution, the Purchaser or its designee shall use its best efforts, subject to the terms of such Mortgage Loans, to prepare and, to the extent necessary and appropriate, have executed by the related Borrower and record, such documentation as may be necessary to terminate the cross-collateralization between the Mortgage Loans in such Cross-Collateralized Group that are to be repurchased or replaced, on the one hand, and the remaining Mortgage Loans therein, on the other hand, such that those two groups of Mortgage Loans are each secured only by the Mortgaged Properties identified in the Mortgage Loan Schedule as directly corresponding thereto; provided that no such termination shall be effected unless and until (i) if the affected Cross-Collateralized Group is then subject to the Pooling and Servicing Agreement, the Seller shall have obtained the written consent of the Controlling Class Representative, and
(ii) the Purchaser shall have received from the Seller or, if applicable, from Union Capital or CSFB Mortgage Capital (A) an Opinion of Counsel to the effect that such termination will not cause an Adverse REMIC Event to occur with respect to any REMIC Pool or an Adverse Grantor Trust Event with respect to either Grantor Trust Pool and (B) written confirmation from each Rating Agency that such termination will not cause an Adverse Rating Event to occur with respect to any Class of Rated Certificates; and provided, further, that the Seller may, at its option, purchase the entire subject Cross-Collateralized Group in lieu of terminating the cross-collateralization. All costs and expenses incurred by the Purchaser or its designee pursuant to this paragraph shall be included in the calculation of Purchase Price for the Mortgage Loan(s) to be repurchased or replaced. If the cross-collateralization of any Cross-Collateralized Group of Mortgage Loans cannot be terminated as contemplated by this paragraph for any reason (including, but not limited to, the Seller's failure to satisfy any of the conditions set forth in the first proviso to the second preceding sentence), then, for purposes of determining whether any Breach is a Material Breach or any Document Defect is a Material Document Defect, as the case may be, and also for purposes of the application of remedies, such Cross-Collateralized Group shall be treated as a single Mortgage Loan.

     Whenever one or more mortgage loans are substituted by the Seller for a Defective Mortgage Loan as contemplated by this Section 5(a), the Seller shall
(i) deliver the related Mortgage File for each such substitute mortgage loan to the Purchaser or its designee, (ii) certify that such substitute mortgage loan satisfies or such substitute mortgage loans satisfy, as the case may be, all of the requirements of the definition of "Qualifying Substitute Mortgage Loan" set forth in the Pooling and Servicing Agreement and (iii) send such certification to the Purchaser or its designee. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 5(a) if the Defective Mortgage Loan to be replaced was itself a Replacement Mortgage Loan, in which case, absent cure of the relevant Material Breach or Material Document Defect, the Defective Mortgage Loan will be required to be repurchased as contemplated hereby. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) after the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the Cut-off Date (or, in the case of a Replacement Mortgage Loan, after the date on which it is added to the Trust Fund) and on or prior to the related date of repurchase or replacement, shall belong to the Purchaser and its successors and assigns. Monthly Payments due with respect to each Replacement Mortgage Loan (if any) on or prior to the related date of substitution, and Monthly Payments due with respect to each Defective Mortgage Loan (if any) after the related date of repurchase or replacement, shall belong to the Seller (or, in the case of a Defective Mortgage Loan that is repurchased or replaced by Union Capital or CSFB Mortgage Capital, to Union Capital or CSFB Mortgage Capital, as applicable).

     If any Defective Mortgage Loan is to be repurchased or replaced as contemplated by this Section 5(a), the Seller shall amend the Mortgage Loan Schedule to reflect the removal of the Defective Mortgage Loan and, if applicable, the substitution of the related Replacement Mortgage Loan(s) and shall forward such amended schedule to the Purchaser.

     It is understood and agreed that the obligations of the Seller set forth in this Section 5(a) to cure a Material Breach or a Material Document Defect or repurchase or replace the related Defective Mortgage Loan(s), constitute the sole remedies available to the Purchaser with respect to a Breach in respect of any Schedule A-1 Loan or a Document Defect in respect of any Mortgage Loan.

     (b) It is hereby acknowledged that with respect to the Union Capital Loans, the rights of the Seller in respect of those certain representations and warranties made by Union Capital pursuant to the Union Capital Agreement and assigned by the Seller to the Purchaser pursuant hereto will, in turn, be assigned by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders. Accordingly, it is hereby agreed that if, with respect to any Union Capital Mortgage Loan, there exists a breach of any of Union Capital's representations and warranties for which Union Capital could be required to repurchase or (at its option, to the extent of its substitution rights and subject to the Seller's right to approve any Replacement Mortgage Loan delivered thereunder) replace such Union Capital Loan, and if such Union Capital Loan may also constitute a Defective Mortgage Loan for purposes of Section 5(a) of this Agreement by reason of a Material Breach, and

Union Capital fails to cure such breach in all material respects or repurchase or replace such Mortgage Loan within the Initial Resolution Period then the Seller shall automatically be entitled to a Resolution Extension Period for purposes of curing that Material Breach or purchasing such Mortgage Loan equal to the longer of (i) 45 days and (ii) the Resolution Extension Period otherwise applicable in accordance with Section 5(a) (without regard to this Section 5(b) or Section 5(c) below); provided that this sentence shall not apply in the event of a Material Breach that relates to whether the Defective Mortgage Loan was, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the date it was added to the Trust Fund), a Qualified Mortgage. In addition, if the price at which any Union Capital Loan is required to be repurchased by Union Capital, or the additional cash amount to be paid together with the delivery of one or more Replacement Mortgage Loans substituted by Union Capital for any Union Capital Loan, in either case in connection with a breach of Union Capital's representations and warranties as contemplated above, is less than the applicable Purchase Price or Substitution Shortfall Amount, as the case may be, the Seller shall make-up the difference out of its own funds (payment of such difference to be made in accordance with the reasonable directions of the Purchaser).

     (c) It is hereby acknowledged that with respect to the CSFB Mortgage Capital Loans, the rights of the Seller in respect of those certain representations and warranties made by CSFB Mortgage Capital pursuant to the CSFB Mortgage Capital Agreement and assigned by the Seller to the Purchaser pursuant hereto will, in turn, be assigned by the Purchaser to the Trustee, as trustee under the Pooling and Servicing Agreement, for the benefit of the Certificateholders. Accordingly, it is hereby agreed that if, with respect to any CSFB Mortgage Capital Loan, there exists a breach of any of CSFB Mortgage Capital's representations and warranties for which CSFB Mortgage Capital could be required to repurchase or (at its option, to the extent of its substitution rights and subject to the Seller's right to approve any Replacement Mortgage Loan delivered thereunder) replace such CSFB Mortgage Capital Loan, and if such CSFB Mortgage Capital Loan may also constitute a Defective Mortgage Loan for purposes of Section 5(a) of this Agreement by reason of a Material Breach, and CFSB Mortgage Capital fails to cure such breach in all material respects or repurchase or replace such Mortgage Loan within the Initial Resolution Period then the Seller shall automatically be entitled to a Resolution Extension Period for purposes of curing that Material Breach or purchasing such Mortgage Loan equal to the longer of (i) 45 days and (ii) the Resolution Extension Period otherwise applicable in accordance with Section 5(a) (without regard to this Section 5(a) or Section 5(b) above; provided that this sentence shall not apply in the event of a Material Breach that relates to whether the Defective Mortgage Loan was, as of the Closing Date (or, in the case of a Replacement Mortgage Loan, as of the date it was added to the Trust Fund), a Qualified Mortgage.

     (d) It shall be a condition to any repurchase or replacement of a Defective Schedule A-1 Loan by the Seller pursuant to Section 5(a) that the Purchaser (which shall include the Trustee) shall have executed and delivered such instruments of transfer or assignment then presented to it by the Seller, in each case without recourse, as shall be necessary to vest in the Seller (i) the legal and beneficial ownership of such Defective Schedule A-1 Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto), to the extent that such ownership interest was transferred to the Purchaser hereunder, (ii) in the case of a Union Capital Loan, the rights in respect of such Union Capital Loan under the Union Capital Agreement that were assigned to the Purchaser hereunder, (iii) in the case of a CSFB Mortgage Capital Loan, the rights in respect of such CSFB Mortgage Capital Loan under the CSFB Mortgage Capital Agreement that were assigned to the Purchaser hereunder, and (iv) in the case of the Schedule A-1 Loan secured by the mortgaged real property identified on the Mortgage Loan Schedule as Crystal Pavilion/Petry Building, the rights in respect of such Schedule A-1 Loan under the Crystal Pavilion/Petry Building Co-Lender Agreement.

     (e) If the Purchaser has identified on or before July 16, 2002 one or more conditions that will become Recording/Title Policy Omissions with respect to any Mortgage Loan on September 16, 2002 if not earlier corrected, the Purchaser or any of its designees shall, on or about July 16, 2002 (or, if such day is not a Business Day, the first Business Day thereafter), provide written notification of the conditions that will become Recording/Title Policy Omissions to the Seller. On the later of September 16, 2002 and 60 days following delivery of the notice contemplated by the prior sentence, the Purchaser may, in its sole discretion, require the Seller to (and, at the direction of the Purchaser or its designee, the Seller shall) establish a Recording/Title Policy Reserve or deliver a Recording/Title Policy Credit with respect to each Mortgage Loan that then has a Recording/Title Policy Omission. In furtherance of the preceding sentence, the Purchaser or its designee shall establish one or more accounts (individually and collectively, the "Special Reserve Account"), each of which shall be an Eligible Account, and the Purchaser or its designee shall deposit any Recording/Title Policy Reserve into the Special Reserve Account within one Business Day of receipt. The Seller may direct the Purchaser to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Master Servicer Remittance Date. The Purchaser shall act upon the written instructions of the Seller with respect to the investment of funds in the Special Reserve Account in such Permitted Investments, provided that in the absence of appropriate written instructions from the Seller, the Purchaser shall have no obligation to invest or direct the investment of funds in such Special Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the Seller and shall be withdrawn by the Purchaser or its designee and remitted to the Seller on each Master Servicer Remittance Date (net of any losses incurred), and the Seller shall remit to the Purchaser from the Seller's own funds for deposit into such Special Reserve Account the amount of any realized losses (net of realized gains) in respect of such Permitted Investments immediately upon realization of such net losses and receipt of written notice thereof from the Purchaser; provided that the Seller shall not be required to make any such deposit for any realized loss which is incurred solely as a result of the insolvency of the federal or state depository institution or trust company that holds such Special Reserve Account. Neither the Purchaser nor any of its designees shall have any responsibility or liability with respect to the investment directions of the Seller, the investment of funds in the Special Reserve Account in Permitted Investments or any losses resulting therefrom. A Recording/Title Policy Credit shall (i) entitle the Purchaser or its designee to draw upon the Recording/Title Policy Credit on behalf of the Purchaser upon presentation of only a sight draft or other written demand for payment, (ii) permit multiple draws by the Purchaser or its designee, and (iii) be issued by such issuer and containing such other terms as the Purchaser or its designee may reasonably require to make such Recording/Title Policy Credit reasonably equivalent security to a Recording/Title Policy Reserve in the same amount. Once a Recording/Title Policy Reserve or Recording/Title Policy Credit is established with respect to any Mortgage Loan, the Purchaser or its designee shall, from time to time, withdraw funds from the related Special Reserve Account or draw upon the related Recording/Title Policy Credit, as the case may be, and apply the proceeds thereof to pay the losses or expenses directly incurred by the Purchaser or its designee as a result of a Recording/Title Policy Omission. The Recording/Title Policy Reserve or Recording/Title Policy Credit or any unused balance thereof with respect to each Mortgage Loan will be released to the Seller by the Purchaser upon the earlier of the Seller's cure of all Recording/Title Policy Omissions with respect to such Mortgage Loan (provided that the Purchaser has been reimbursed with respect to all losses and expenses relating to Recording/Title Policy Omissions with respect to such Mortgage Loan) or such Mortgage Loan no longer being a part of the Trust Fund under the Pooling and Servicing Agreement. The rights to require and apply the proceeds of a Recording/Title Policy Reserve or Recording/Title Policy Credit with respect to a Mortgage Loan under this Section 5(e) are in addition to the rights afforded with respect to a Defective Mortgage Loan under Section 5(a), and the exercise of rights with respect to a Mortgage Loan under this Section 5(e) shall not preclude or otherwise limit the exercise of rights afforded with respect to a Defective Mortgage Loan under Section 5(a) or constitute a waiver thereof.

     SECTION 6. Closing. The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

          (i) all of the representations and warranties of the Seller made pursuant to Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

          (ii) all documents specified in Section 7 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and reasonably acceptable to the Purchaser and, in the case of the Pooling and Servicing Agreement (insofar as such Agreement affects to obligations of the Seller hereunder), to the Seller, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

          (iii) the Seller shall have delivered and released to the Purchaser or its designee, all documents, funds and other assets required to be delivered thereto pursuant to Section 2 of this Agreement;

          (iv) the result of any examination of the Mortgage Files for, and any other documents and records relating to, the Mortgage Loans performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination;

          (v) all other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

          (vi) the Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement; and

          (vii) neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their commercially reasonable best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 7. Closing Documents. The Closing Documents shall consist of the following:


          (i) this Agreement, duly executed by the Purchaser and the Seller;

          (ii) each of the Pooling and Servicing Agreement and the Indemnification Agreement, duly executed by the respective parties thereto;

          (iii) an Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, in his or her individual capacity, and dated the Closing Date, and upon which CSFB Mortgage Securities, CSFBC, McDonald, Merrill Lynch, SSBI and the Rating Agencies (collectively, for purposes of this Section 7, the "Interested Parties") may rely, attaching thereto as exhibits (A) the resolutions of the board of directors of the Seller authorizing the Seller's entering into the transactions contemplated by this Agreement, and
     (B) the certificate of incorporation and by-laws of the Seller;

          (iv) a certificate of good standing with respect to the Seller issued by the Secretary of State of the State of Delaware not earlier than 20 days prior to the Closing Date, and upon which the Interested Parties may rely;

          (v) a Certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer of the Seller on the Seller's behalf and dated the Closing Date, and upon which the Interested Parties may rely;

          (vi) a written opinion of Long, Aldridge & Norman, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3A hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (vii) a written opinion of Sidley & Austin, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3B hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (viii) a written opinion of Sidley & Austin, special counsel for the Seller, dated the Closing Date and addressed to the Interested Parties and the Trustee, which opinion shall be substantially in the form of Exhibit D-3C hereto (with such additions, deletions or modifications as may be required by either Rating Agency);

          (ix) a letter from Sidley & Austin, special counsel for the Seller, which letter shall be substantially in the form of Exhibit D-3D hereto;

          (x) one or more comfort letters from Arthur Andersen LLP, certified public accountants, dated the date of any preliminary Prospectus Supplement and of the Prospectus Supplement, respectively, and addressed to, and in form and substance acceptable to, CSFB Mortgage Securities, CSFBC, McDonald, Merrill Lynch, SSBI and their respective counsel, stating in effect that, using the assumptions and methodology used by CSFB Mortgage Securities, all of which shall be described in such letters, they have recalculated such numbers and percentages relating to the Schedule A-1 Loans set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, compared the results of their calculations to the corresponding items in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, and found each such number and percentage set forth in any preliminary Prospectus Supplement and the Prospectus Supplement, respectively, to be in agreement with the results of such calculations; and

          (xi) such further certificates, opinions and documents as the Purchaser may reasonably request or any Rating Agency may require.

     SECTION 8. Costs. Whether or not this Agreement is terminated, the costs and expenses incurred in connection with the transactions herein contemplated shall be allocated pursuant to the terms of the Term Sheet for the Joint Conduit Securitizations between Donaldson, Lufkin & Jenrette Securities Corporation, Prudential Securities Incorporated, Prudential Mortgage Capital Company, LLC, Column and KeyBank, as supplemented and modified by the Term Sheet for the Joint Securitizations among Column, CSFBC and KeyBank for Calendar Year 2001 (the "Term Sheet").

     SECTION 9. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by similar mailed writing, if to the Purchaser, addressed to the Purchaser at 11 Madison Avenue, 5th Floor, New York, New York 10010, Attention: Reese Mason, or such other address as may be designated by the Purchaser to the Seller in writing, or, if to the Seller, addressed to the Seller at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326, Attention: Robert Barnes, or such other address as may be designated by the Seller to the Purchaser in writing.

     SECTION 10. Miscellaneous. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged or terminated except by a writing signed by a duly authorized officer of the party against whom enforcement of such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and no other person will have any right or obligation hereunder. Notwithstanding any contrary provision of this Agreement or the Pooling and Servicing Agreement, the Purchaser shall not consent to any amendment of the Pooling and Servicing Agreement which will increase the obligations of, or otherwise adversely affect, the Seller, without the consent of the Seller.

     SECTION 11. Characterization. The parties hereto agree that it is their express intent that the conveyance contemplated by this Agreement be, and be treated for all purposes as, a sale by the Seller of all the Seller's right, title and interest in and to the Mortgage Loans and the Loan REMIC Interests. The parties hereto further agree that it is not their intention that such conveyance be a pledge of the Mortgage Loans and the Loan REMIC Interests by the Seller to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans and the Loan REMIC Interests are held to continue to be property of the Seller, then: (a) this Agreement shall be deemed to be a security agreement under applicable law;
(b) the transfer of the Mortgage Loans and the Loan REMIC Interests provided for herein shall be deemed to be a grant by the Seller to the Purchaser of a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and the Loan REMIC Interests and all amounts payable to the holder(s) of the Mortgage Loans and the Loan REMIC Interests in accordance with the terms thereof (other than scheduled payments of interest and principal due on or before the Cut-off Date) and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the assignment by CSFB Mortgage Securities to the Trustee of its interests in the Mortgage Loans and the Loan REMIC Interests as contemplated by Section 16 hereof shall be deemed to be an assignment of any security interest created hereunder; (d) the possession by the Purchaser of the related Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Georgia Uniform Commercial Code, the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; and (e) notifications to, and acknowledgments, receipts or confirmations from, persons or entities holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Loan REMIC Interests, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

     SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller delivered pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans and the Loan REMIC Interests by the Seller to the Purchaser, notwithstanding any restrictive or qualified endorsement or assignment in respect of any Mortgage Loan.

     SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 14. Governing Law; Consent to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of New York, applicable to agreements negotiated, made and to be performed entirely in said state. To the fullest extent permitted under applicable law, the Seller and the Purchaser each hereby irrevocably (i) submits to the jurisdiction of any New York State and federal courts sitting in New York City with respect to matters arising out of or relating to this Agreement; (ii) agrees that all claims with respect to such action or proceeding may be heard and determined in such New York State or federal courts; (iii) waives, to the fullest possible extent, the defense of an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     SECTION 15. Further Assurances. The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 16. Successors and Assigns. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. In connection with its transfer of the Mortgage Loans and the Loan REMIC Interests to the Trust as contemplated by the recitals hereto, CSFB Mortgage Securities is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the Trustee for the benefit of the registered holders and beneficial owners of the Certificates. To the extent of any such assignment, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, shall be the Purchaser hereunder. In connection with the transfer of any Mortgage Loan by the Trust as contemplated by the terms of the Pooling and Servicing Agreement, the Trustee, for the benefit of the registered holders and beneficial owners of the Certificates, is expressly authorized to assign its rights and obligations under this Agreement, in whole or in part, to the transferee of such Mortgage Loan. To the extent of any such assignment, such transferee shall be the Purchaser hereunder (but solely with respect to such Mortgage Loan that was transferred to it). Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their respective successors and permitted assigns.

     SECTION 17. Information. The Seller shall provide the Purchaser with such information about the Seller, the Mortgage Loans and the Seller's underwriting and servicing procedures as is (i) customary in commercial mortgage loan securitization transactions, (ii) required by a Rating Agency or a governmental agency or body or (iii) reasonably requested by the Purchaser for use in a public or private disclosure document.

     SECTION 18. Cross-Collateralized Mortgage Loans. Notwithstanding anything herein to the contrary, it is hereby acknowledged that certain groups of Mortgage Loans are, in the case of each such particular group of Mortgage Loans (each, a "Cross-Collateralized Group"), by their terms, cross-defaulted and cross-collateralized. Each Cross-Collateralized Group is identified on the Mortgage Loan Schedule. For purposes of reference, the Mortgaged Property that relates or corresponds to any of the Mortgage Loans referred to in this Section 18 shall be the property identified in the Mortgage Loan Schedule as corresponding thereto. The provisions of this Agreement, including, without limitation, each of the representations and warranties set forth in Exhibit C hereto and each of the capitalized terms used herein but defined in the Pooling and Servicing Agreement, shall be interpreted in a manner consistent with this
Section 18. In addition, if there exists with respect to any Cross-Collateralized Group only one original of any document referred to in the definition of "Mortgage File" in the Pooling and Servicing Agreement and covering all the Mortgage Loans in such Cross-Collateralized Group, the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans constituting such Cross-Collateralized Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

     SECTION 19. Entire Agreement. Except as otherwise expressly contemplated hereby, this Agreement constitutes the entire agreement and understanding of the parties with respect to the matters addressed herein, and this Agreement supersedes any prior agreements and/or understandings, written or oral, with respect to such matters.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    COLUMN FINANCIAL, INC.



                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:



                                    CREDIT SUISSE FIRST BOSTON
                                    MORTGAGE SECURITIES CORP.



                                    By:
                                       ---------------------------------------
                                    Name:
                                    Title:

                                   EXHIBIT A-1

                         MORTGAGE LOAN SCHEDULE - PART 1

                      [See attached list of Mortgage Loans]













                                     A-1-1




        #        PROPERTY NAME                                                  ADDRESS
------------------------------------------------------------------------------------------------------------------------------
        1   Stonewood Center Mall                                        251 Stonewood Street
        2   150 Spear Street Office Building                             150 Spear Street
        3   Central Plaza                                                3440-3470 Wilshire Boulevard
        4   First Union Building                                         123 South Broad Street
        5   747 Third Avenue                                             747 Third Avenue
        6   Exodus R&D Building                                          17871 Von Karman & 17836 Gillette Avenue
       7a   Foxfire Apartments                                           4101 West 45th Street
       7b   Arrowood Apartments                                          707 Washington Drive
       7c   Apache Springs Apartments                                    300 North Vista
       7d   Aspen Village Apartments                                     3510 Kebil Drive
        8   133 Federal Street Office Building                           133 Federal Street
        9   Brea Union Plaza Phase II                                    2315-2395 East Imperial Highway
      11a   Crystal Pavilion                                             805 Third Avenue
      11b   Petry Building                                               3 East 54th Street
       12   One Rennaisance Center                                       3301 Benson Drive
       13   Cedarbrook Plaza Shopping Center                             1000 Easton Road
       14   Kauai Village Shopping Center                                4-831 Kuhio Highway
       15   Hotel Richelieu                                              1050 Van Ness Avenue
      16a   Pecan Crossing Apartments                                    1225 East Pleasant Run Road
      16b   Estrada Place Apartments                                     1900 Estrada Parkway
      16c   Forest Creek Apartments                                      13500 Rodgers Avenue
       17   Lowe's San Bruno  (3)                                        1340 El Camino Real
       18   Reflections Apartments                                       3891 Solomon Boulevard
       23   Stuart Square Shopping Center                                1900 South Federal Highway
       25   Fairlane Village Mall                                        7211 Route 61 North
       26   Sierra Center                                                3000-3060 Baldwin Park Boulevard
       27   Hollins Plantation Plaza  (2B)                               4812 Hollins Road
       28   Centerview Plaza  (2B)                                       106 North U.S. Highway 29
       29   Wildwood Plaza  (2B)                                         28 Wildwood Road
       30   Dorchester Crossing  (2B)                                    7550 Dorchester Road
       31   Holiday Inn - Portsmouth                                     300 Woodbury Avenue
       32   St. Johns Village Apartments                                 2174 Sharp Court
       34   Alameda West Shopping Center                                 10131 Coors Road Northwest
       35   Oak Meadows Apartments and The Residence Apartments          1810 Teasley Lane and 1800-1801 Jason Drive
       36   Oak View Plaza North Shopping Center                         3103-3225  Oak View Drive
       37   Sunrise Pointe Apartments                                    5700 Oporto Boulevard
       38   Parker Landing                                               3100-3112 South Parker Road
       39   70 Universal Drive                                           70 Universal Drive
       40   Milford Commons                                              10 Commons Drive
       41   Oak Crossing Apartments                                      3631 Callaghan Road
       43   Hollyview Apartments                                         5555 Holly View Drive
       44   Hampton Inn and Suites                                       6020 Jefferson Drive
       45   Lakewood City Center Shopping Center                         14833-81 Detroit Avenue
      46a   Turnquist Apartments                                         110 Windward Court
      46b   Northern Parkway Apartments                                  401-409 East Northern Parkway
      46c   Cypress Garden Apartments                                    1402-1410 Cypress Street
      46d   Harford Road Apartments                                      5101-5105 Harford Road
       49   13020 Yukon Avenue                                           13020 Yukon Avenue
       50   Sterling Creek Commons                                       5601 High Street West
       51   Mill Plain Plaza                                             221-A & 221-G Northeast 104th Avenue
       54   Courtside Crossing at Bocage                                 7474 Corporate Boulevard
       55   FDC II Office Building                                       5250 Hahns Peak Drive
       56   Comfort Inn - Syracuse                                       6491 Thompson Road
       58   275 Turnpike Street                                          275 Turnpike Street
      59a   Superior Hill Apartments                                     14148 Superior Road
      59b   The Palmetto Building                                        2733 Hampshire Road
      59c   2737 Hampshire Road                                          2737 Hampshire Road
      59d   The Francis Building                                         2863 Mayfield Road
      59e   The Orono Building                                           2769 Lancashire Road
      59f   2857 Mayfield Road                                           2857 Mayfield Road
       61   Greenway Hayden Center                                       15678 North Greenway-Hayden Loop
       62   Rosegate Place Apartments                                    4221 Rose Hill Road
       63   Durkopp Adler America                                        3025 Northwoods Parkway
       64   The 2411 Fountainview Drive Office Building                  2411 Fountainview Drive
       65   Piedmont Plaza                                               107-157 Floyd Baker Boulevard
       67   Alta Park Apartments                                         2111-2125 East 7th Street & 611-635 South T Avenue
       68   Willow Wood Apartments                                       9767 Denton Drive
       69   Peppers Ferry Centre                                         7381-7401 Peppers Ferry Boulevard
       71   Garber's Crossing                                            2184-2204 John Wayland Highway
       72   Parkway Place Apartments                                     300 West Pioneer Parkway
       73   Topics RV Park                                               13063 County Line Road
       74   Pompano Plaza                                                100 East McNab Road
       75   Sierra Pointe Apartments                                     4301 West 51st Street
       76   Town & Country Professional Building                         10405 & 10409 Town and Country Way
       79   Somerdale Square                                             1200 South Whitehorse Pike
       80   Scripps Ranch Village                                        10006 Scripps Ranch Boulevard
       81   Clairmont Apartments                                         1502 Pech Road
       82   Inwood Gardens Apartments                                    6110 Fairdale Lane
       83   The Lofts Apartments                                         26 Sheldon Avenue Southeast
       84   Pert Ltd. Office Building                                    4910 East Clinton Way
       85   El Rancho Seven Mobile Home Park                             5551 Johnson Street
       86   Lennox Avenue Townhomes                                      6930 Lennox Avenue
       88   Dorothy Park Place                                           1610 North Normandie Avenue
       89   Oak Manor Apartments                                         2800 Victory Drive
       90   Palmdale Villa Apartments                                    38675-38707 12th Street East
       91   Bel-Aire Apartments                                          2847 & 2851 Fillmore Street
       92   The Meadows                                                  1617 East Avenue R
       93   Newport Center                                               1191-1199 West Newport Center Drive
       94   Wyncrest Manor Apartments                                    48 Craftwood Road
       95   Rawlins Chateau                                              3917-3929 Rawlins Street
       96   Chelsea Palms Apartments                                     902 Romeria Drive
       97   Tiffany Village                                              4226 Desoto Avenue
       98   South Towne Retail Center                                    13017 South State Street
       99   7171 Jurupa Avenue                                           7171 Jurupa Avenue



Total/Weighted Average:






                                                                             ZIP      MORTGAGE                         FEE SIMPLE/
        #        CITY               COUNTY                    STATE         CODE   LOAN SELLER    ORIGINATOR           LEASEHOLD
------------------------------------------------------------------------------------------------------------------------------------
        1   Downey               Los Angeles                   CA           90241     Column        CSFB                Leasehold
        2   San Francisco        San Francisco                 CA           94105     Column        Column                 Fee
        3   Los Angeles          Los Angeles                   CA           90010     Column        Column                 Fee
        4   Philadelphia         Philadelphia                  PA           19109     Column        CSFB                   Fee
        5   New York             New York                      NY           10017     Column        Column              Leasehold
        6   Irvine               Orange                        CA           92614     Column        Column                 Fee
       7a   Amarillo             Randall                       TX           79109     Column        Column                 Fee
       7b   Arlington            Tarrant                       TX           76011     Column        Column                 Fee
       7c   Houston              Harris                        TX           77073     Column        Column                 Fee
       7d   Indianapolis         Marion                        IN           46224     Column        Column                 Fee
        8   Boston               Suffolk                       MA           02110     Column        Column                 Fee
        9   Brea                 Orange                        CA           92821     Column        Column                 Fee
      11a   New York             New York                      NY           10022     Column        CSFB                   Fee
      11b   New York             New York                      NY           10022     Column        CSFB                   Fee
       12   Raleigh              Wake                          NC           27609     Column        Union                  Fee
       13   Wyncote              Montgomery                    PA           19095     Column        CSFB                   Fee
       14   Kapaa                Kauai                         HI           96746     Column        CSFB                   Fee
       15   San Francisco        San Francisco                 CA           94109     Column        Allied Capital         Fee
      16a   DeSoto               Dallas                        TX           75115     Column        Column                 Fee
      16b   Irving               Dallas                        TX           75061     Column        Column                 Fee
      16c   Largo                Pinellas                      FL           33771     Column        Column                 Fee
       17   San Bruno            San Mateo                     CA           94066     Column        Column                 Fee
       18   Fort Myers           Lee                           FL           33901     Column        Union                  Fee
       23   Stuart               Martin                        FL           34994     Column        Column                 Fee
       25   Pottsville           Schuylkill                    PA           17901     Column        Column                 Fee
       26   Baldwin Park         Los Angeles                   CA           91706     Column        Column                 Fee
       27   Roanoke              Roanoke                       VA           24019     Column        Column                 Fee
       28   China Grove          Rowan                         NC           28023     Column        Column                 Fee
       29   Salem                Roanoke                       VA           24153     Column        Column                 Fee
       30   North Charleston     Charleston                    SC           29418     Column        Column                 Fee
       31   Portsmouth           Rockingham                    NH           03801     Column        CSFB                   Fee
       32   Fern Park            Seminole                      FL           32730     Column        Column                 Fee
       34   Albuquerque          Bernalillo                    NM           87114     Column        Column                 Fee
       35   Denton               Denton                        TX           76205     Column        Column                 Fee
       36   Omaha                Douglas                       NE           68144     Column        Column                 Fee
       37   Birmingham           Jefferson                     AL           35210     Column        Column                 Fee
       38   Aurora               Arapahoe                      CO           80014     Column        Column                 Fee
       39   North Haven          New Haven                     CT           06473     Column        Column                 Fee
       40   Miami                Clermont                      OH           45150     Column        Column                 Fee
       41   San Antonio          Bexar                         TX           78228     Column        CSFB                   Fee
       43   Houston              Harris                        TX           77091     Column        Column                 Fee
       44   Independence         Cuyahoga                      OH           44131     Column        Column              Leasehold
       45   Lakewood             Cuyahoga                      OH           44107     Column        Key                    Fee
      46a   Elkton               Cecil                         MD           21921     Column        Column                 Fee
      46b   Baltimore            Baltimore City                MD           21212     Column        Column                 Fee
      46c   Baltimore            Baltimore City                MD           21226     Column        Column                 Fee
      46d   Baltimore            Baltimore City                MD           21214     Column        Column                 Fee
       49   Hawthorne            Los Angeles                   CA           90250     Column        Column                 Fee
       50   Portsmouth           Hampton Roads                 VA           23703     Column        Column                 Fee
       51   Vancouver            Clark                         WA           98684     Column        Column                 Fee
       54   Baton Rouge          East Baton Rouge              LA           70809     Column        Union                  Fee
       55   Loveland             Larimer                       CO           80538     Column        Column                 Fee
       56   Syracuse             Onondaga                      NY           13206     Column        Column                 Fee
       58   Canton               Norfolk                       MA           02021     Column        Column                 Fee
      59a   Cleveland Heights    Cuyahoga                      OH           44106     Column        Column                 Fee
      59b   Cleveland Heights    Cuyahoga                      OH           44106     Column        Column                 Fee
      59c   Cleveland Heights    Cuyahoga                      OH           44106     Column        Column                 Fee
      59d   Cleveland Heights    Cuyahoga                      OH           44106     Column        Column                 Fee
      59e   Cleveland Heights    Cuyahoga                      OH           44106     Column        Column                 Fee
      59f   Cleveland Heights    Cuyahoga                      OH           44106     Column        Column                 Fee
       61   Scottsdale           Maricopa                      AZ           85260     Column        Column                 Fee
       62   Garland              Dallas                        TX           75043     Column        Column                 Fee
       63   Norcross             Gwinnett                      GA           30071     Column        Column                 Fee
       64   Houston              Harris                        TX           77057     Column        Column                 Fee
       65   Gaffney              Cherokee                      SC           29341     Column        Union                  Fee
       67   National City        San Diego                     CA           91950     Column        Column                 Fee
       68   Dallas               Dallas                        TX           75220     Column        Column                 Fee
       69   Radford              Pulaski                       VA           24141     Column        Union                  Fee
       71   Harrisonburg         Rockingham                    VA           22801     Column        Union                  Fee
       72   Arlington            Tarrant                       TX           76010     Column        Column                 Fee
       73   Spring Hill          Hernando                      FL           34609     Column        Union                  Fee
       74   Pompano Beach        Broward                       FL           33060     Column        Column                 Fee
       75   Amarillo             Randall                       TX           79109     Column        Column                 Fee
       76   Houston              Harris                        TX           77024     Column        Column                 Fee
       79   Somerdale            Camden                        NJ           08083     Column        Column                 Fee
       80   San Diego            San Diego                     CA           92131     Column        Column                 Fee
       81   Houston              Harris                        TX           77055     Column        Column                 Fee
       82   Houston              Harris                        TX           77057     Column        Column                 Fee
       83   Grand Rapids         Kent                          MI           46503     Column        CSFB                   Fee
       84   Fresno               Fresno                        CA           93727     Column        Column                 Fee
       85   Coconut Creek        Broward                       FL           33073     Column        Column                 Fee
       86   Van Nuys             Los Angeles                   CA           91405     Column        CSFB                   Fee
       88   Los Angeles          Los Angeles                   CA           90027     Column        CSFB                   Fee
       89   Marshall             Harrison                      TX           75670     Column        Column                 Fee
       90   Palmdale             Los Angeles                   CA           93550     Column        CSFB                   Fee
       91   Hollywood            Broward                       FL           33020     Column        Column                 Fee
       92   Palmdale             Los Angeles                   CA           93550     Column        CSFB                   Fee
       93   Deerfield Beach      Broward                       FL           33442     Column        Column                 Fee
       94   Waterbury            New Haven                     CT           06705     Column        Column                 Fee
       95   Dallas               Dallas                        TX           75219     Column        Column                 Fee
       96   Austin               Travis                        TX           78757     Column        Column                 Fee
       97   Fort Myers           Lee                           FL           33905     Column        Column                 Fee
       98   Sandy                Salt Lake                     UT           84070     Column        Column                 Fee
       99   Riverside            Riverside                     CA           92504     Column        Column                 Fee


                                                                                                         REM.
                                                                       REM.                ORIG        TERM TO
                 ORIGINAL               CUT-OFF       ORIG            AMORT.             TERM TO       MATURITY      INTEREST
        #       BALANCE               BALANCE (9)    AMORT.           TERM             MATURITY (10)    (10)           RATE
------------------------------------------------------------------------------------------------------------------------------------
        1       $77,750,000           $77,750,000      360              360                 120          117          7.4100%
        2        77,100,000            76,983,259      360              358                  84          82           8.2200%
        3        37,500,000            37,338,703      360              351                 120          111          8.9800%
        4        36,550,000            36,445,087      360              355                 120          115          8.4300%
        5        36,000,000            35,830,879      360              351                  84          75           8.6400%
        6        35,000,000            34,906,620      360              356                 120          116          8.0700%
       7a
       7b
       7c
       7d
        8        23,350,000            23,302,603      360              357                  84          81           7.9800%
        9        22,000,000            22,000,000      324              324                 120          115          7.8000%
      11a
      11b
       12        18,800,000            18,800,000      360              360                 120          118          8.3400%
       13        18,550,000            18,425,199      360              347                 120          107          8.7900%
       14        18,100,000            18,050,820      360              356                 120          116          7.9800%
       15        15,292,198            15,292,198      271              271                  88          88           8.2500%
      16a
      16b
      16c
       17        14,000,000            14,000,000      360              360                 120          114          8.0600%
       18        12,480,000            12,454,616      360              357                 120          117          7.9700%
       23         9,700,000             9,670,978      360              355                 120          115          8.2500%
       25         9,500,000             9,459,433      360              352                 120          112          8.4600%
       26         9,400,000             9,400,000      360              360                 120          114          8.3600%
       27         2,976,000             2,966,744      360              355                 120          115          8.0800%
       28         2,172,000             2,165,245      360              355                 120          115          8.0800%
       29         2,112,000             2,105,281      360              355                 120          115          7.9800%
       30         1,900,000             1,894,091      360              355                 120          115          8.0800%
       31         9,000,000             8,964,157      300              296                 120          116          8.3900%
       32         8,600,000             8,579,706      360              356                 120          116          8.6700%
       34         7,900,000             7,876,634      360              355                 120          115          8.3000%
       35         7,600,000             7,575,877      360              355                 120          115          7.9900%
       36         7,600,000             7,571,109      360              354                 120          114          8.0700%
       37         6,500,000             6,472,701      360              351                 120          111          9.0700%
       38         6,345,000             6,332,328      360              357                 120          117          8.0600%
       39         6,000,000             5,985,064      360              356                 120          116          8.4100%
       40         5,800,000             5,787,465      360              357                 120          117          7.6700%
       41         5,670,000             5,647,143      360              352                 120          112          8.6800%
       43         5,472,000             5,459,886      360              357                 120          117          7.5500%
       44         5,200,000             5,188,700      300              298                 120          118          8.5200%
       45         4,800,000             4,787,679      360              356                 120          116          8.2600%
      46a
      46b
      46c
      46d
       49         4,400,000             4,382,362      300              296                 120          116          8.3500%
       50         3,920,000             3,907,529      360              355                 120          115          7.9800%
       51         3,800,000             3,788,235      360              355                 120          115          8.1000%
       54         3,200,000             3,191,295      360              355                 120          115          8.6600%
       55         3,200,000             3,190,687      360              355                 120          115          8.3700%
       56         3,200,000             3,188,339      300              296                 120          116          8.9300%
       58         3,000,000             2,990,733      360              355                 120          115          8.1100%
      59a
      59b
      59c
      59d
      59e
      59f
       61         2,900,000             2,892,571      360              356                 120          116          8.2700%
       62         2,800,000             2,792,842      360              356                 120          116          8.2800%
       63         2,750,000             2,742,466      360              355                 120          115          8.6300%
       64         2,700,000             2,691,959      360              355                 120          115          8.2700%
       65         2,650,000             2,644,919      360              357                 120          117          8.2600%
       67         2,500,000             2,493,840      360              356                 120          116          8.4600%
       68         2,402,000             2,396,154      360              356                 120          116          8.5200%
       69         2,360,000             2,353,865      360              356                 120          116          8.1980%
       71         2,230,000             2,224,203      360              356                 120          116          8.1980%
       72         2,215,000             2,208,266      360              355                 120          115          8.1800%
       73         2,200,000             2,196,187      360              357                 120          117          8.7500%
       74         2,200,000             2,187,851      300              294                 120          114          8.6500%
       75         2,120,000             2,114,327      360              355                 120          115          8.7300%
       76         2,000,000             1,995,290      360              356                 120          116          8.6800%
       79         1,755,000             1,750,790      360              356                 120          116          8.5900%
       80         1,725,000             1,720,680      360              356                 120          116          8.3800%
       81         1,720,000             1,715,441      360              355                  84          79           8.7700%
       82         1,700,000             1,693,984      360              354                 120          114          8.3900%
       83         1,533,678             1,518,731      338              330                 174          166          7.9750%
       84         1,500,000             1,494,716      360              354                 120          114          8.4100%
       85         1,440,000             1,437,107      360              357                 120          117          8.0300%
       86         1,430,000             1,426,073      360              355                 120          115          8.6200%
       88         1,212,000             1,208,656      360              355                 120          115          8.6000%
       89         1,190,000             1,187,846      360              357                 120          117          8.5400%
       90         1,184,000             1,180,749      360              355                 120          115          8.6200%
       91         1,132,000             1,127,521      360              352                 120          112          8.7500%
       92         1,120,000             1,115,732      360              352                 120          112          8.8900%
       93         1,104,000             1,100,904      360              355                 120          115          8.5300%
       94         1,000,000               996,946      360              355                 120          115          8.1600%
       95           975,000               972,280      300              297                  60          57           8.7800%
       96           950,000               947,482      360              355                 120          115          8.7700%
       97           830,000               820,715      180              176                 120          116          8.4800%
       98           800,000               798,200      360              356                 120          116          8.9000%
       99           701,000               699,403      360              356                 120          116          8.8400%
                                      769,838,736

             ---------------------------------------------------------------------------------------------------------------
             $1,001,148,279          $997,140,788      348              343                 115          110          8.1672%
             ===============================================================================================================


               INTEREST                                                                                                   SERVICING
              CALCULATION                               FIRST                                              LOCKOUT           AND
              (30/360  /             MONTHLY           PAYMENT                              DEFEASANCE    EXPIRATION       TRUSTEE
        #    ACTUAL/360)          PAYMENT (11)          DATE               ARD (12)           (14)          DATE            FEES
------------------------------------------------------------------------------------------------------------------------------------
        1     Actual/360             $538,856          1/11/2001            12/11/2010         Yes         9/11/10         0.0529%
        2     Actual/360              577,601          2/11/2001                               Yes         7/11/07         0.0529%
        3     Actual/360              301,194           7/1/2000                               Yes         12/1/09         0.0529%
        4     Actual/360              279,227         11/11/2000            10/11/2010         Yes         8/11/10         0.0529%
        5     Actual/360              280,389           7/1/2000                               Yes          3/1/07         0.0529%
        6     Actual/360              258,528          12/1/2000                               Yes          5/1/10         0.0529%
       7a
       7b
       7c
       7d
        8     Actual/360              171,009          1/11/2001                               No          11/11/02        0.0529%
        9     Actual/360              162,973          11/1/2000                               Yes          4/1/10         0.0529%
      11a
      11b
       12     Actual/360              142,429          2/11/2001                               Yes         7/11/10         0.0529%
       13     Actual/360              146,463          3/11/2000             2/11/2010         Yes         11/11/09        0.0529%
       14     Actual/360              132,559         12/11/2000            11/11/2010         Yes         8/11/10         0.0529%
       15     Actual/360              124,593           4/1/2001                               No            N/A           0.0529%
      16a
      16b
      16c
       17     Actual/360              103,313          10/1/2000                               Yes          3/1/10         0.0529%
       18     Actual/360               91,313           1/1/2001                               Yes          6/1/10         0.0529%
       23     Actual/360               72,873          11/1/2000                               Yes          4/1/10         0.0529%
       25     Actual/360               72,778           8/1/2000                               Yes          1/1/10         0.0529%
       26     Actual/360               71,347          10/1/2000                               Yes          3/1/10         0.0529%
       27     Actual/360               22,003          11/1/2000                               Yes          4/1/10         0.0529%
       28     Actual/360               16,059          11/1/2000                               Yes          4/1/10         0.0529%
       29     Actual/360               15,468          11/1/2000                               Yes          4/1/10         0.0529%
       30     Actual/360               14,048          11/1/2000                               Yes          4/1/10         0.0529%
       31     Actual/360               71,805         12/11/2000            11/11/2010         Yes         7/11/10         0.0529%
       32     Actual/360               67,165          12/1/2000                               Yes          5/1/10         0.0529%
       34     Actual/360               59,628          11/1/2000                               Yes          4/1/10         0.0529%
       35     Actual/360               55,713          11/1/2000                               Yes          4/1/10         0.0529%
       36      Actual/360              56,137         10/1/2000                                Yes          3/1/10         0.0529%
       37      Actual/360              52,628           7/1/2000                               Yes          12/1/09        0.0529%
       38      Actual/360              46,823           1/1/2001                               Yes          3/1/10         0.0529%
       39      Actual/360              45,753          12/1/2000                               Yes          5/1/10         0.0529%
       40      Actual/360              41,232          1/11/2001                               Yes          6/11/10        0.0829%
       41      Actual/360              44,323          8/11/2000             7/11/2010         Yes         12/11/09        0.0529%
       43      Actual/360              38,449          1/11/2001                               Yes          6/11/10        0.0529%
       44      Actual/360              41,942           2/1/2001                               Yes          7/1/10         0.0529%
       45      Actual/360              36,095          12/1/2000                               Yes          7/1/10         0.0529%
      46a
      46b
      46c
      46d
       49      Actual/360              34,986          12/1/2000                               Yes          5/1/10         0.0529%
       50      Actual/360              28,709          11/1/2000                               Yes          4/1/10         0.0529%
       51      Actual/360              28,148          11/1/2000                               Yes          4/1/10         0.0529%
       54      Actual/360              24,969          11/1/2000                               Yes          4/1/10         0.0529%
       55      Actual/360              24,311          11/1/2000                               Yes          4/1/10         0.0529%
       56      Actual/360              26,701          12/1/2000                               Yes          5/1/10         0.0529%
       58      Actual/360              22,243          11/1/2000                               Yes          4/1/10         0.0529%
      59a
      59b
      59c
      59d
      59e
      59f
       61      Actual/360              21,828          12/1/2000                               Yes          5/1/10         0.0529%
       62      Actual/360              21,095          12/1/2000                               Yes          5/1/10         0.0529%
       63      Actual/360              21,399          11/1/2000                               Yes          4/1/10         0.0529%
       64      Actual/360              20,322          11/1/2000                               Yes          4/1/10         0.0529%
       65      Actual/360              19,927           1/1/2001                               Yes          6/1/10         0.0529%
       67      Actual/360              19,152          12/1/2000                               Yes          5/1/10         0.0529%
       68      Actual/360              18,503          12/1/2000                               Yes          5/1/10         0.0529%
       69      Actual/360              17,644          12/1/2000                               Yes          5/1/10         0.0529%
       71      Actual/360              16,672          12/1/2000                               Yes          5/1/10         0.0529%
       72      Actual/360              16,532          11/1/2000                               Yes          4/1/10         0.0629%
       73      Actual/360              17,307           1/1/2001                               Yes          6/1/10         0.0529%
       74      Actual/360              17,938          10/1/2000                               Yes          3/1/10         0.0529%
       75      Actual/360              16,648          11/1/2000                               Yes          4/1/10         0.0529%
       76      Actual/360              15,634          12/1/2000                               Yes          5/1/10         0.0529%
       79      Actual/360              13,607          12/1/2000                               Yes          5/1/10         0.0529%
       80      Actual/360              13,117          12/1/2000                               Yes          5/1/10         0.0529%
       81      Actual/360              13,556          11/1/2000                               Yes          4/1/07         0.0529%
       82      Actual/360              12,939          10/1/2000                               Yes          3/1/10         0.0529%
       83      Actual/360              11,408          8/11/2000             1/11/2015         Yes          6/11/14        0.0529%
       84      Actual/360              11,438          10/1/2000                               Yes          3/1/10         0.0529%
       85      Actual/360              10,596           1/1/2001                               Yes          6/1/10         0.0529%
       86      Actual/360              11,117         11/11/2000            10/11/2010         Yes          8/11/10        0.1529%
       88      Actual/360               9,405         11/11/2000            10/11/2010         Yes          8/11/10        0.1529%
       89      Actual/360               9,184           1/1/2001                               Yes          6/1/10         0.0529%
       90      Actual/360               9,205         11/11/2000            10/11/2010         Yes          8/11/10        0.1529%
       91      Actual/360               8,905           8/1/2000                               Yes          1/1/10         0.0529%
       92      Actual/360               8,923          8/11/2000             7/11/2010         Yes          5/11/10        0.1529%
       93      Actual/360               8,512          11/1/2000                               Yes          4/1/10         0.0529%
       94      Actual/360               7,449          11/1/2000                               Yes          4/1/10         0.0529%
       95      Actual/360               8,036          1/11/2001                               Yes          6/11/05        0.0529%
       96      Actual/360               7,487          11/1/2000                               Yes          4/1/10         0.0529%
       97      Actual/360               8,164          12/1/2000                               Yes          5/1/10         0.0529%
       98      Actual/360               6,380          12/1/2000                               Yes          5/1/10         0.0529%
       99      Actual/360               5,560          12/1/2000                               Yes          5/1/10         0.0529%


                                   -------------
                                   $7,551,218.12
                                   =============

                                                       Pages A-1-1 thru A-1-3


                                                                                                                          ZIP
    #            PROPERTY NAME                  ADDRESS                         CITY               COUNTY        STATE    CODE
------------------------------------------------------------------------------------------------------------------------------------
   131    South Towne Retail Center        13017 South State Street            Sandy              Salt Lake       UT      84070
   132    7171 Jurupa Avenue               7171 Jurupa Avenue                  Riverside          Riverside       CA      92504
   133    41st Street Office Building      4004 Colby Avenue                   Everett            Snohomish       WA      98201
   134    CSK Auto Store - Anchorage       4245 Debarr Road                    Anchorage          N/A             AK      99508
   135    Pine Avenue Apartments           517-523 Pine Avenue                 Long Beach         Los Angeles     CA      90802
   136    Westside Mobile Home Park        5921 Avenue O                       Fort Madison       Lee             IA      52627
   137    CSK Auto - Albuquerque           3721 State Highway 528 Northwest    Albuquerque        Bernalillo      NM      87048
   138    Crooks Road Apartments           1500-1520 Crooks Road               Royal Oak          Oakland         MI      48096
   139    Lawn Avenue Apartments           2214-2216 Lawn Avenue               Norwood            Hamilton        OH      45212
   140    808-812 Maple Avenue  (2D)       808-812 Maple Avenue                Hartford           Hartford        CT      06114
   141    70-72 Wilson Street  (2D)        70-72 Wilson Street                 Hartford           Hartford        CT      06106
   142    8422-8434 Telegraph Road         8422-8434 Telegraph Road            Downey             Los Angeles     CA      90240

Total/Weighted Average:




                                                                                                             REM.         ORIG
             MORTGAGE                         FEE SIMPLE/        ORIGINAL        CUT-OFF          ORIG      AMORT.      TERM TO
    #      LOAN SELLER       ORIGINATOR        LEASEHOLD          BALANCE      BALANCE (9)       AMORT.     TERM      MATURITY (10)
------------------------------------------------------------------------------------------------------------------------------------
   131    S  Column                               Fee             800,000        798,200          360        356          120
   132    7  Column                               Fee             701,000        699,403          360        356          120
   133    4  KeyBank                              Fee             640,000        637,186          300        295          120
   134    C  KeyBank                              Fee             607,600        605,922          300        297          120
   135    P  KeyBank                              Fee             550,000        545,923          300        291          120
   136    W  KeyBank                              Fee             525,000        522,700          300        295          120
   137    C  KeyBank                              Fee             500,000        498,619          300        297          120
   138    C  KeyBank                              Fee             500,000        497,996          300        296          120
   139    L  KeyBank                              Fee             376,000        374,893          360        355          120
   140    8  KeyBank                              Fee             210,000        208,084          300        288          120
   141    7  KeyBank                              Fee             165,000        163,495          300        288          120
   142    8  KeyBank                              Fee             337,500        334,553          300        289          120

                                                           $1,001,148,279   $997,140,788          348        343          115



                                 INTEREST                                                                                 SERVICING
        REM.                   CALCULATION                        FIRST                                   LOCKOUT            AND
       TERM TO      INTEREST    (30/360 /         MONTHLY        PAYMENT                DEFEASANCE      EXPIRATION         TRUSTEE
 #   MATURITY (10)     RATE     ACTUAL/360)     PAYMENT (11)       DATE      ARD (12)       (14)            DATE             FEES
------------------------------------------------------------------------------------------------------------------------------------
131      116         8.9000%    Actual/360         6,380        12/1/2000                   Yes           5/1/10           0.0529%
132      116         8.8400%    Actual/360         5,560        12/1/2000                   Yes           5/1/10           0.0529%
133      115         8.8300%    Actual/360         5,297        11/1/2000                   No            10/1/05          0.0529%
134      117         8.8400%    Actual/360         5,033        1/1/2001                    No            12/1/05          0.0529%
135      111         9.0500%    Actual/360         4,634        7/1/2000                    No            6/1/05           0.0529%
136      115         8.8500%    Actual/360         4,352        11/1/2000                   No            10/1/05          0.0529%
137      117         8.8400%    Actual/360         4,141        1/1/2001                    No            12/1/05          0.0529%
138      116         8.3500%    Actual/360         3,976        12/1/2000                   No            11/1/05          0.0529%
139      115         8.3200%    Actual/360         2,843        11/1/2000                   No            10/1/05          0.0529%
140      108         9.3700%    Actual/360         1,816        4/1/2000                    No            3/1/05           0.0529%
141      108         9.3700%    Actual/360         1,427        4/1/2000                    No            3/1/05           0.0529%
142      109         9.2300%    Actual/360         2,886        5/1/2000                    No            4/1/05           0.0529%

         110         8.1672%                  $7,551,218.12

(1) The Crystal Pavilion/Petry Building Loan is one of four existing pari passu notes. The total original principal amount of all four notes is $119,120,085.86. The U/W DSCR and LTV ratios presented are based on the entire outstanding indebtedness of the Crystal Pavilion/Petry Building four existing pari passu notes.

(2A) The Underlying Mortgage Loans secured by College Park Medical Office Building and College Park Commons are cross-collateralized and cross-defaulted, respectively.

(2B) The Underlying Mortgage Loans secured by Hollins Plantation Plaza, Centerview Plaza, Wildwood Plaza and Dorchester Crossing are cross-collateralized and cross-defaulted, respectively.

(2C) The Underlying Mortgage Loans secured by 322 Hudson Street and 296-298 Park Street are cross-defaulted.

(2D) The Underlying Mortgage Loans secured by 808-812 Maple Avenue and 70-72 Wilson Street are cross-defaulted.

(3) The Underlying Mortgage Loan secured by Lowe's San Bruno follows the following amortization schedule: Payments 1-36 are based on an Interest-Only Period Payments 37-60 are based on a 360-month amortization of principal Payments 61-120 are based on a 300-month amortization of principal

(4)  Does not include the hotel properties.

(5) In the case of cross-collateralized and/or cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

(6) At maturity with respect to Balloon Loans or at the anticipated repayement date in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(7) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.

(8) U/W DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and/or cross-defaulted Underlying Mortgage Loans, the combined U/W DSCR is presented for each and every related Underlying Mortgage Loan.

(9)  Assumes a Cut-off Date of March 11, 2001.

(10) In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(11) In the case of Mortgage Loans with Interest Only Periods, the monthly payment presented herein reflects the amount due during the respective amortization terms.

(12) Anticipated Repayment Date.

(13) Prepayment Provision as of Origination:

     L (x) = Lockout or Defeasance for x years

     YM A% (x) = Greater of Yield Maintenance Premium and A% Prepayment for x years O (x) = Prepayable at par for x years

(14) "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

                                    Page A-1-4

                                    EXHIBIT A-2

                          MORTGAGE LOAN SCHEDULE--PART 2

                      [See attached list of Mortgage Loans]




                                      A-2-1


                        PROPERTY
  #                        NAME                                             ADDRESS                        CITY
----------------------------------------------------------------------------------------------------------------------------
  1   Wieden & Kennedy Building                      1227 Northwest Davis Street                         Portland
  2   Metro Park South                               100 Atrium Drive                                    Old Bridge
  3   Forbes Business Center II & Metro Business     4351-4485 Nicole Drive & 4501 Forbes Boulevard      Lanham
      Center V
  4   Trendwest Office Building                      9805 Willows Road                                   Redmond
  5   8251 & 8301 Maryland Avenue Buildings          8251 & 8301 Maryland Avenue                         Clayton
  6   Chantilly Plaza I-IV                           14155, 14175, 14201 and 14225 Sullyfield Circle     Chantilly
  7   Antelope Valley Plaza                          2002-2072 West Avenue J                             Lancaster
  8   Tiffany                                        1418 Walnut Street                                  Philadelphia
  9   Lakewood City Center Shopping Center           14833-81 Detroit Avenue                             Lakewood
 10   572 Main Street                                572 Main Street                                     New Rochelle
 11   Greenbrier West Business Park                  Research and Technology Drives                      Chesapeake
 12   Redmond Self Storage                           17825 - Northeast 70th Street                       Redmond
 13   AT&T Cable Center                              1617 South Acoma Street                             Denver
 14   S&A Brookline                                  301 Harvard Street                                  Brookline
 15   Tractor Supply Company                         320 Plus Park Boulevard                             Nashville
 16   Charlotte Arms Apartments                      1166 North Macomb Street                            Monroe
 17   Fischer & Bay Shopping Center                  805 Fisher Boulevard                                Dover Township
 18   CVS Drug Store                                 21 West Main Street                                 Brownsburg
 19   Southridge Commons                             2298 South Beck Lane                                Lafayette



Total/Weighted Average:



                                          ZIP      MORTGAGE          FEE SIMPLE/         ORIGINAL              CUT-OFF
  #     COUNTY              STATE        CODE    LOAN SELLER         LEASEHOLD           BALANCE              BALANCE (9)
-------------------------------------------------------------------------------------------------------------------------
  1   Multnomah               OR         97201     Column                Fee            20,000,000            19,861,229
  2   Middlesex               NJ         07747     Column                Fee            12,100,000            12,054,813
  3   Prince George's         MD         20706     Column                Fee            12,000,000            11,975,443

  4   King                    WA         98052     Column                Fee            11,700,000            11,677,706
  5   Saint Louis             MO         63105     Column           Fee/Leasehold       10,470,000            10,449,885
  6   Fairfax                 VA         20151     Column                Fee             9,600,000             9,580,828
  7   Los Angeles             CA         93536     Column                Fee             7,960,000             7,944,038
  8   Philadelphia            PA         19102     Column                Fee             5,522,000             5,504,843
  9   Cuyahoga                OH         44107     Column                Fee             4,800,000             4,787,679
 10   Westchester             NY         10801     Column                Fee             4,585,000             4,570,997
 11   Washington Borough      VA         23320     Column                Fee             4,500,000             4,486,381
 12   King                    WA         98052     Column                Fee             3,476,000             3,458,839
 13   Denver                  CO         80223     Column                Fee             3,100,000             3,090,746
 14   Suffolk                 MA         02446     Column                Fee             2,900,000             2,894,406
 15   Davidson                TN         37217     Column                Fee             2,630,000             2,625,693
 16   Monroe                  MI         48162     Column                Fee             2,255,000             2,251,096
 17   Ocean                   NJ         08753     Column                Fee             2,000,000             1,990,119
 18   Hendricks               IN         46112     Column                Fee             1,850,000             1,840,618
 19   Tippecanoe              IN         47909     Column                Fee             1,325,000             1,322,972
                                                                                                             122,368,333

                                                                                    ------------------------------------
                                                                                    $1,001,148,279          $997,140,788
                                                                                    ====================================


                             ORIG         REM.                      INTEREST
                  REM.      TERM TO      TERM TO                   CALCULATION                       FIRST
      ORIG       AMORT.     MATURITY    MATURITY     INTEREST       (30/360 /         MONTHLY       PAYMENT
  #   AMORT.     TERM        (10)        (10)         RATE        ACTUAL/360)       PAYMENT (11)      DATE       ARD (12)
----------------------------------------------------------------------------------------------------------------------------
  1   204         201         120         117        8.0700%       Actual/360          180,487      1/1/2001
  2   360         354         120         114        8.1500%       Actual/360           90,054     10/1/2000
  3   360         357         144         141        7.9400%       Actual/360           87,550      1/1/2001

  4   360         357         120         117        8.2900%       Actual/360           88,227      1/1/2001
  5   360         357         144         141        8.2500%       Actual/360           78,658      1/1/2001
  6   360         357         120         117        8.0600%       Actual/360           70,843      1/1/2001
  7   360         357         120         117        8.0400%       Actual/360           58,630      1/1/2001     12/1/2010
  8   336         332         120         116        8.2100%       Actual/360           42,032     12/1/2000     11/1/2010
  9   360         356         120         116        8.2600%       Actual/360           36,095     12/1/2000
 10   300         297         132         129        8.2300%       Actual/360           36,089      1/1/2001     12/1/2011
 11   360         355         120         115        8.2000%       Actual/360           33,649     11/1/2000
 12   300         295         120         115        8.1800%       Actual/360           27,244     11/1/2000     10/1/2010
 13   360         355         120         115        8.2600%       Actual/360           23,311     11/1/2000     10/1/2010
 14   360         357          84          81        8.2300%       Actual/360           21,746      1/1/2001     12/1/2007
 15   360         358         120         118        7.7200%       Actual/360           18,787      2/1/2001     1/1/2011
 16   360         358         120         118        7.3700%       Actual/360           15,567      2/1/2001
 17   240         237         120         117        8.2900%       Actual/360           17,092      1/1/2001
 18   240         237         120         117        8.0800%       Actual/360           15,566      1/1/2001
 19   360         358         120         118        8.1500%       Actual/360            9,861      2/1/2001


      -----------------------------------------------------                          ------------
Total/348         343         115         110        8.1672%                         7,551,218.12
      =====================================================                          ============


                                             SERVICING
                         LOCKOUT                AND
      DEFEASANCE        EXPIRATION            TRUSTEE
  #      (14)              DATE                FEES
------------------------------------------------------
  1      Yes              8/1/10              0.0529%
  2      Yes              6/1/10              0.0529%
  3      Yes              6/1/12              0.1029%

  4      Yes              9/1/10              0.0529%
  5      Yes              9/1/12              0.0729%
  6      Yes              9/1/10              0.1029%
  7      Yes              8/1/10              0.0529%
  8      Yes              7/1/10              0.0529%
  9      Yes              7/1/10              0.0529%
 10      Yes              8/1/11              0.0529%
 11      Yes              7/1/10              0.0529%
 12      Yes              6/1/10              0.0529%
 13      Yes              6/1/10              0.0529%
 14      Yes              8/1/07              0.0529%
 15      Yes              9/1/10              0.0529%
 16      Yes             10/1/10              0.0529%
 17      Yes              9/1/10              0.1029%
 18      Yes              8/1/10              0.0529%
 19      No               N/A                 0.0529%


                                      A-2-1

                                   EXHIBIT B-1

            REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SELLER

     The Seller hereby represents and warrants that, as of the Closing Date:

     (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The execution and delivery by the Seller of this Agreement, the execution (including, without limitation, by facsimile or machine signature) and delivery of any and all documents contemplated by this Agreement, including, without limitation, endorsements of Mortgage Notes, and the performance and compliance by the Seller with the terms of this Agreement will not: (i) violate the Seller's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (c) The Seller has full power and authority to enter into and fully perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) Immediately prior to the transfer of the Mortgage Loans to the Purchaser pursuant to this Agreement (and assuming that KeyBank transferred to the Seller good and marketable title to each Schedule A-2 Loan, free and clear of all liens, claims, encumbrances and other interests) the Seller had good title to, and was the sole owner and holder of, each Schedule A-2 Loan free and clear of all liens, claims encumbrances and other interests. The Seller has the full right, power and authority to sell, assign, transfer, set over and convey the Mortgage Loans (and, in the event that the related transaction is deemed to constitute a loan secured by all or part of the Mortgage Loans, to pledge the Mortgage Loans) in accordance with, and under the conditions set forth in, this Agreement.

     (e) Assuming due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes a valid, legal and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (f) The Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Seller to perform its obligations under this Agreement or the financial condition of the Seller.

     (g) There are no actions, suits or proceedings pending or, to the best of the Seller's knowledge, threatened against the Seller which, if determined adversely to the Seller, would prohibit the


                                     B-1-1

Seller from entering into this Agreement or, in the Seller's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Seller to perform its obligations hereunder or the financial condition of the Seller.

     (h) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

     (i) The transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser as contemplated herein is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

     (j) The Mortgage Loans and the Loan REMIC Interests do not constitute all or substantially all of the assets of the Seller.

     (k) The consideration to be received by the Seller upon the sale of the Mortgage Loans and the Loan REMIC Interests to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans and the Loan REMIC Interests.

     (l) The Seller is not transferring the Mortgage Loans and the Loan REMIC Interests to the Purchaser with any intent to hinder, delay or defraud its present or future creditors.

     (m) The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as contemplated herein.

     (n) After giving effect to its transfer of the Mortgage Loans and the Loan REMIC Interests to the Purchaser, as provided herein, the value of the Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of the Seller's debts and obligations, including contingent and unliquidated debts and obligations of the Seller, and the Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business.

     (o) The Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

     (p) No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.

     (q) The principal place of business and chief executive office of the Seller is located in the State of Georgia.


                                     B-1-2

                                   EXHIBIT B-2

          REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE PURCHASER

     The Purchaser hereby represents and warrants that, as of the Closing Date:

     (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     (b) The execution and delivery by the Purchaser of this Agreement, and the performance and compliance by the Purchaser with the terms of this Agreement will not: (i) violate the Purchaser's organizational documents; or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (c) The Purchaser has full power and authority to enter into and fully perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

     (d) Assuming due authorization, execution and delivery hereof by the Seller, this Agreement constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

     (e) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Purchaser's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Purchaser to perform its obligations under this Agreement or the financial condition of the Purchaser.

     (f) There are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which, if determined adversely to the Purchaser, would prohibit the Purchaser from entering into this Agreement or, in the Purchaser's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of the Purchaser to perform its obligations hereunder or the financial condition of the Purchaser.

     (g) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings of Mortgage Loan documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

                                     B-2-1

                                    EXHIBIT C

      REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SCHEDULE A-1 LOANS


     FOR PURPOSES OF THIS EXHIBIT C, THE PHRASE "THE SELLER'S KNOWLEDGE" SHALL MEAN, EXCEPT WHERE OTHERWISE EXPRESSLY SET FORTH BELOW, THE ACTUAL STATE OF KNOWLEDGE OF THE SELLER REGARDING THE MATTERS REFERRED TO, IN EACH CASE (i) AFTER HAVING CONDUCTED SUCH INQUIRY INTO SUCH MATTERS AS REQUIRED BY THE SELLER'S UNDERWRITING STANDARDS AT THE TIME OF THE ORIGINATION OF THE PARTICULAR SCHEDULE A-1 LOAN AND (ii) SUBSEQUENT TO SUCH ORIGINATION UTILIZING THE SERVICING AND MONITORING PRACTICES CUSTOMARILY UTILIZED BY PRUDENT COMMERCIAL MORTGAGE LOAN SERVICERS WITH RESPECT TO WHOLE LOANS, AND THE PHRASE "SELLER'S ACTUAL KNOWLEDGE" SHALL MEAN, EXCEPT WHERE OTHERWISE EXPRESSLY SET FORTH BELOW, THE ACTUAL STATE OF THE SELLER`S KNOWLEDGE WITHOUT ANY EXPRESS OR IMPLIED OBLIGATION TO MAKE INQUIRY. ALL INFORMATION CONTAINED IN DOCUMENTS WHICH ARE PART OF A MORTGAGE FILE SHALL BE DEEMED TO BE WITHIN SELLER'S KNOWLEDGE AND SELLER'S ACTUAL KNOWLEDGE.

     The Seller hereby represents and warrants that, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date and subject to Section 18 of this Agreement:

     1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Schedule A-1 Loans is true, complete (in accordance with the requirements of this Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of this Agreement and as of the respective Due Dates for the Schedule A-1 Loans in March 2001.

     2. Ownership of Mortgage Loans. Immediately prior to the transfer of the Schedule A-1 Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Schedule A-1 Loan. The Seller has full right, power and authority to sell, transfer and assign each Schedule A-1 Loan to, or at the direction of, the Purchaser free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Subject to the completion of the names and addresses of the assignees and endorsees and any missing recording information in all instruments of transfer or assignment and endorsements and the completion of all recording and filing contemplated hereby and by the Pooling and Servicing Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to each Schedule A-1 Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Schedule A-1 Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained. Each Mortgage Note is, or shall be as of the Closing Date, properly endorsed to the Purchaser or its designee and each such endorsement is genuine.

     3. Payment Record. No scheduled payment of principal and interest due under any Schedule A-1 Loan on the Due Date in February 2001 and on any Due Date in the twelve-month period immediately preceding the Due Date for such Schedule A-1 Loan in February 2001 was 30 days or more delinquent, without giving effect to any applicable grace period.

     4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Schedule A-1 Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except with respect to the lien of related Mortgage securing the Crystal Pavilion/Petry

Building Mortgage Loan which is pari passu with three other mortgage loans pursuant to the applicable co-lender agreement, and except for (a) the lien for current real estate taxes, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph 8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Schedule A-1 Loan, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or title policy commitment meeting the requirements described below in Paragraph
8), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Schedule A-1 Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Schedule A-1 Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which do not materially interfere with the security intended to be provided by such Mortgage, (f) condominium declarations of record and identified in the lender's title insurance policy (or, if not yet issued, identified in a pro forma title policy or title policy commitment meeting the requirements described in Paragraph 8 below) and (g) if such Schedule A-1 Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Schedule A-1 Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

     5. Assignment of Leases and Rents. The Mortgage File contains an assignment of leases and rents ("Assignment of Leases"), either as a separate instrument or incorporated into the related Mortgage, which establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name and address of the assignee and any related recording information which is not yet available to the Seller) to validly and effectively convey the assignor's interest therein and constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee.

     6. Mortgage Status; Waivers and Modifications. In the case of each Schedule A-1 Loan, except by a written instrument which has been delivered to the Purchaser or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part. Except as described on Schedule C-6 hereto, no alterations, waivers, modifications or assumptions of any kind have been given, made or consented to by or on behalf of the Seller since December 1, 2000. The Seller has not taken any affirmative action that would cause the representations and warranties of the related Borrower under the Schedule A-1 Loan not to be true and correct in any material respect.

     7. Condition of Property; Condemnation. In the case of each Schedule A-1 Loan, except as set forth on Schedule C-7A or in an engineering report prepared in connection with the origination of such Schedule A-1 Loan which has been delivered to the Purchaser or its designee as part of the related Mortgage File, the related Mortgaged Property is, to the Seller's knowledge, in good repair, free and clear of any damage that would materially and adversely affect its value as security for such Schedule A-1 Loan (except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance). As of origination of such Schedule A-1 Loan there was no proceeding pending, and subsequent to such date, the Seller has not received actual notice of, any proceeding pending for the condemnation of all or any material portion of the Mortgaged Property securing any Schedule A-1 Loan. As of the date of the origination of each Schedule A-1 Loan, except as set forth on Schedule C-7B: (a) all of the material improvements on the related Mortgaged Property lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value or marketability of such Mortgaged Property, and (b) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender's title insurance policy referred to in Paragraph 8 below.

     8. Title Insurance. The lien of each Mortgage securing a Schedule A-1 Loan is insured by an American Land Title Association (or an equivalent form of) lender's title insurance policy (the "Title Policy") (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up" pro forma policy or title commitment in either case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter) in the original principal amount of such Schedule A-1 Loan after all advances of principal, insuring the originator of the related Schedule A-1 Loan, its successors and assigns (as the sole insured) that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to the Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, and Seller has made no claims thereunder and, to Seller's actual knowledge, no prior holder of the related Mortgage has made any claims thereunder and no claims have been paid thereunder. Seller has not, and to the Seller's actual knowledge, no prior holder of the related Mortgage has, done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Schedule A-1 Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Purchaser and recording of the related Assignment of Mortgage in favor of Purchaser in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless, in the case of clause (b) below, the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), (a) access to a public road, and (b) that the area shown on the survey, if any, reviewed or prepared in connection with the origination of the related Schedule A-1 Loan is the same as the property legally described in the related Mortgage.

     9. No Holdback. The proceeds of each Schedule A-1 Loan have been fully disbursed (except in those cases where the full amount of the Schedule A-1 Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto. Any and all requirements under each Schedule A-1 Loan as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material aspects or any such funds so escrowed have not been released.

     10. Mortgage Provisions. The Mortgage Note, Mortgage and Assignment of Leases for each Schedule A-1 Loan, together with applicable state law, contains customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions for commercial Schedule A-1 Loans such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     11. Trustee under Deed of Trust. If the Mortgage for any Schedule A-1 Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Seller, the Depositor or any transferee thereof except in connection with a trustee's sale after default by the related Borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such Schedule A-1 Loan.

     12. Environmental Conditions. Except in the case of the Mortgaged Properties identified on Schedule C-12(Ab/LBP) (as to which properties the only environmental investigation conducted in connection with the origination of the related Schedule A-1 Loan related to asbestos-containing materials and lead-based paint) and Schedule C-12(TS) (as to which a transaction screen meeting the requirements of the American Society for Testing and Materials ("Transaction Screen") was performed), (a) an environmental site assessment meeting the requirements of the American Society for Testing and Materials and covering all environmental hazards typically assessed for similar properties including use, type and tenants of the Mortgaged Property ("Environmental Report"), or an update of such an assessment, was performed by a licensed (to the extent required by applicable state law) environmental consulting firm with respect to each Mortgaged Property securing a Schedule A-1 Loan in connection with the origination of such Schedule A-1 Loan and thereafter updated such that, except as set forth on Schedule C-12(a), such Environmental Report is dated no earlier than twelve months prior to the Closing Date, (b) a copy of each such Environmental Report has been delivered to the Purchaser, and (c) either: (i) no such Environmental Report provides that as of the date of the report there is a material violation of any applicable environmental laws with respect to any circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and the same have not been subsequently remediated in all material respects, then, except as described on Schedule C-12(c), one or more of the following are true--(A) a party not related to the related Borrower with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects was identified as a responsible party for such condition or circumstance and such condition or circumstance does not materially impair the value of the Mortgaged Property, (B) the related Borrower was required to provide additional security reasonably estimated to be adequate to cure the subject violation in all material respects and/or to obtain an operations and maintenance plan, (C) the related

Borrower, or other responsible party, provided a "no further action" letter or other evidence reasonably acceptable to a reasonably prudent commercial mortgage lender that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation,
(E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than 5% of the outstanding principal balance of the related Schedule A-1 Loan, (F) there exists an escrow of funds reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related Mortgaged Property is identified on Schedule C-12(G) and insured under a policy of insurance subject to reasonable per occurrence and aggregate limits and a reasonable deductible, against certain losses arising from such circumstances and conditions or (H) a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related Borrower to cover the costs of any required investigation, testing, monitoring or remediation. To the Seller's actual knowledge, there are no significant or material circumstances or conditions with respect to any Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Seller at the issue of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. The Mortgage for each Schedule A-1 Loan encumbering the Mortgaged Property requires the related Borrower to comply with all applicable federal, state and local environmental laws and regulations. The Seller has not taken any affirmative action which would cause the Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards. Each Borrower represents and warrants in the related Schedule A-1 Loan documents generally to the effect that except as set forth in certain specified environmental reports and to the best of its knowledge it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials. The related Borrower (or an affiliate thereof) has agreed to indemnify, defend and hold the Seller and its successors and assigns harmless from and against, or otherwise be liable for, any and all losses resulting from a breach of environmental representations, warranties or covenants given by the Borrower in connection with such Schedule A-1 Loan, generally including any and all losses, liabilities, damages, injuries, penalties, fines, expenses and claims of any kind or nature whatsoever (including without limitation, attorneys' fees and expenses) paid, incurred or suffered by or asserted against, any such party resulting from such breach. With respect to the Schedule A-1 Loan identified as Brea Union Plaza, Seller represents and warrants that (W) no claims have been made under the Unocal Indemnity, (X) Seller has the right to assign and is assigning to Purchaser, or by operation of the document the Purchaser will be entitled to, all of Seller's rights under the Unocal Indemnity, (Y) the Brea Union Plaza Mortgage Loan is the first "take-out" loan as defined in the Unocal Indemnity, and (Z) no notice has been given by the Seller or any prior holder of such Schedule A-1 Loan under the Unocal Indemnity, retaining any rights as an "Exempt Lender" thereunder and such rights are assigned to or will otherwise run to the benefit of Purchaser.

     13. Loan Document Status. Each Mortgage Note, Mortgage, and other agreement executed by or on behalf of the related Borrower, or any guarantor of non-recourse exceptions and environmental liability, with respect to each Schedule A-1 Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations will not render such loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby. There is no right of rescission, offset, abatement, diminution or valid defense or counterclaim available to the related Borrower with respect to such Mortgage Note, Mortgage or other agreements that would deny the mortgagee the principal benefits intended to be provided thereby. Seller has no actual knowledge of any such rights, defenses or counterclaims having been asserted.

     14. Insurance. Except in certain cases, where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and obligated to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Schedule A-1 Loan are insured under a fire and extended perils included within the classification "All Risk of Physical Loss" insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Schedule A-1 Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Except in the case of the Mortgaged Properties identified on Schedule C-14 hereto, each Mortgaged Property securing a Schedule A-1 Loan is the subject of a business interruption or rent loss insurance policy providing coverage for at least twelve (12) months (or a specified dollar amount which is reasonably estimated to cover no less than twelve (12) months of rental income). If any portion of the improvements on a Mortgaged Property securing any Schedule A-1 Loan was, at the time of the origination of such Schedule A-1 Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as a special flood hazard area (Zone A or Zone V) (an "SFH Area") and flood insurance was available, a flood insurance policy meeting the requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement basis,
(2) the outstanding principal balance of such Schedule A-1 Loan, and (3) the maximum amount of insurance available under the applicable National Flood Insurance Administration Program. All such hazard and flood insurance policies contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee, and are not terminable (nor may the amount of coverage provided thereunder be reduced) without ten (10) days' prior written notice to the mortgagee; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured and, to the Seller's actual knowledge, all such insurance is in full force and effect. Each Mortgaged Property and all improvements thereon are also covered by comprehensive general liability insurance in such amounts as are generally required by reasonably prudent commercial lenders for similar properties and seismic insurance to the extent any Mortgaged Property has a PML of greater than twenty percent (20%) calculated using methodology acceptable to a reasonably prudent commercial mortgage lender with respect to similar properties in same area or earthquake zone. Any Mortgaged Property constituting a materially non-conforming use under applicable zoning laws and ordinances constitutes a legal non-conforming use which, in the event of casualty or destruction, may be restored or repaired to materially the same extent of the use or structure at the time of such casualty or such Mortgaged Property is covered by law and ordinance insurance in an amount customarily required by reasonably prudent commercial mortgage lenders. Additionally, for any Schedule A-1 Loan having a Cut-off Date Principal Balance equal to or greater than $20,000,000, the insurer for all of the required coverages set forth herein has a claims paying ability rating from Standard & Poor's, Moody's or Fitch of not less than A-minus (or the equivalent), or from A.M. Best of not less than "A:V" (or the equivalent). With respect to each Schedule A-1 Loan, the related Mortgage requires that the related Borrower or a tenant of such Borrower maintain insurance as described above or permits the Mortgagee to require insurance as described above. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Schedule A-1 Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Schedule A-1 Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Schedule A-1 Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). To Seller's actual knowledge, all insurance policies described above are with an insurance carrier qualified to write insurance in the relevant jurisdiction.

     15. Taxes and Assessments. As of the origination of the Schedule A-1 Loan or February 2000, whichever is later, there were no, and as of the Closing Date, the Seller has no knowledge of any, delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Schedule A-1 Loan that are not otherwise covered by an escrow of funds sufficient to pay such charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

     16. Borrower Bankruptcy. No Mortgaged Property is the subject of, and no Borrower under a Schedule A-1 Loan is a debtor in, any state or federal bankruptcy, insolvency or similar proceeding.

     17. Local Law Compliance. To the Seller's knowledge, based upon a letter from governmental authorities, a legal opinion, a zoning consultant's report, an endorsement to the related Title Policy, or a representation of the related Borrower at the time of origination of the subject Schedule A-1 Loan, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located, except as described on Schedule C-17, the improvements located on or forming part of, and the existing use of, each Mortgaged Property securing a Schedule A-1 Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Schedule A-1
Loan).

     18. Leasehold Estate Only. If any Schedule A-1 Loan is secured by the interest of a Borrower as a lessee under a ground lease (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a "Ground Lease"), but not by the related fee interest in such property (the "Fee Interest"), then:

          (a) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related

     Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

          (b) Based on the related Title Policy (or if the related Title Policy is not yet issued, based on the pro forma title policy or commitment described in Paragraph 8 above), the related lessee's leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances and such Ground Lease, provides that it shall remain superior to any mortgage or other lien upon the related Fee Interest;

          (c) The Borrower's interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Purchaser upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained); provided that such Ground Lease has not been terminated and all defaults, if any, on the part of the related lessee have been cured;

          (d) Except in the case of the Schedule A-1 Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Stonewood Center Mall (as to which the Borrower had failed to maintain certain required insurance, but as of the Closing Date has cured such failure), the Seller has not received, as of the Closing Date, actual notice that such Ground Lease is not in full force and effect or that any material default has occurred under such Ground Lease and the lessor under such Ground Lease has been sent notice of the lien evidenced by the Mortgage in accordance with the terms of the Ground Lease;

          (e) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Schedule A-1 Loan. Furthermore, except in the case of the Schedule A-1 Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Stonewood Center Mall and Hampton Inn & Suites, respectively, such Ground Lease further provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Schedule A-1 Loan unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

          (f) The mortgagee under such Schedule A-1 Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (g) Except in the case of the Schedule A-1 Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Hampton Inn & Suites, such Ground Lease has an original term (or an original term plus options exercisable by the holder of the related Mortgage) which extends not less than ten (10) years beyond the end of the amortization term of such Schedule A-1 Loan;

          (h) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower unless the mortgagee under such Schedule A-1 Loan fails to cure a default of the lessee under such Ground Lease following notice thereof from the lessor;

          (i) Except as described on Schedule C-18(i), under the terms of such Ground Lease and the related Mortgage, taken together, any casualty insurance proceeds, other than de minimis amounts for minor casualties, with respect to the leasehold interest will be applied either: (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (ii) to the payment of the outstanding principal balance of the Schedule A-1 Loan together with any accrued interest thereon. Under the terms of the Ground Lease and the related Mortgage, taken together, any condemnation proceeds or awards in respect of a total or substantially total taking will be applied first to the payment of the outstanding principal and interest on the Schedule A-1 Loan (except as otherwise provided by applicable law) and subject to any rights to require the improvements to be rebuilt.;

          (j) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender in the lending area where the Mortgaged Property is located at the time of the origination of such Schedule A-1 Loan;

          (k) The lessor under such Ground Lease is not permitted to disturb the possession, interest or quiet enjoyment of the lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

          (l) Such Ground Lease provides that it may not be amended or modified without the prior consent of the mortgagee under such Schedule A-1 Loan and, except in the case of the Schedule A-1 Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as 747 Third Avenue and Hampton Inn & Suites, respectively, that any such action without such consent is not binding on such mortgagee, its successors or assigns.

     19. Qualified Mortgage. Such Schedule A-1 Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury regulation section 1.860G-2(a) and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Schedule A-1 Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8).

     20. Advancement of Funds. The Seller has not advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under related lease), for the payment of any amount required by such Schedule A-1 Loan, except for interest accruing from the date of origination of such Schedule A-1 Loan or the date of disbursement of the Schedule A-1 Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

     21. No Equity Interest, Equity Participation or Contingent Interest. No Schedule A-1 Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, has a shared appreciation feature, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or, except as identified on Schedule C-21, provides for interest-only payments without principal amortization or for the negative amortization of interest, except that, in the case of an ARD Loan, such Schedule A-1 Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Schedule A-1 Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and shall be payable only after the outstanding principal of such Schedule A-1 Loan is paid in full, and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment. Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to the Borrower under the Schedule A-1 Loan or otherwise.

     22. Legal Proceedings. To Seller's knowledge, as of origination of the Schedule A-1 Loan, there were no, and to the Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits, litigation or other proceedings by or before any court or governmental authority against or affecting the Borrower (or guarantor to the extent the Seller in accordance with Seller's underwriting standards would consider the guarantor material to the underwriting of such Schedule A-1 Loan) under any Schedule A-1 Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property as security for such Schedule A-1 Loan, the Borrower's ability to pay principal, interest or any other amounts due under such Schedule A-1 Loan or of any such guarantor to meet its obligations.

     23. Other Mortgage Liens. Except as otherwise set forth on Schedule C-23, none of the Schedule A-1 Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. To Seller's knowledge, as of origination of the Schedule A-1 Loan, and to the Seller's actual knowledge, as of the Closing Date, except as otherwise set forth on Schedule C-23, and except for cases involving other Schedule A-1 Loans, none of the Mortgaged Properties securing the Schedule A-1 Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage.

     24. No Mechanics' Liens. To Seller's knowledge, as of the origination of the Schedule A-1 Loan, and, to the Seller's actual knowledge, as of the Closing
Date: (i) each Mortgaged Property securing a Schedule A-1 Loan (exclusive of any related personal property) is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance, and (ii) no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

     25. Compliance with Usury Laws. Each Schedule A-1 Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

     26. Licenses and Permits. To the extent required by applicable law, and except as identified on Schedule C-26, each Schedule A-1 Loan requires the related Borrower to be qualified to do business, and requires the related Borrower and the related Mortgaged Property to be in material compliance with all regulations, licenses, permits, authorizations, restrictive covenants and zoning and building laws, in each case to the extent required by law or to the extent that the failure to be so qualified or in compliance would have a material and adverse effect upon the enforceability of the Schedule A-1 Loan or upon the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby. To the Seller's knowledge, as of the date of origination of each Schedule A-1 Loan and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Schedule A-1 Loan,
(v) a zoning report from a zoning consultant, or (vi) other due diligence that the originator of the Schedule A-1 Loan customarily performs in the origination of comparable mortgage loans, the related Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued.

     27. Cross-Collateralization. No Schedule A-1 Loan is cross-collateralized with any loan which is outside the Mortgage Pool. With respect to any group of cross-collateralized Schedule A-1 Loans, the sum of the amounts of the respective Mortgages recorded on the related Mortgaged Properties with respect to such Schedule A-1 Loans is at least equal to the total amount of such Schedule A-1 Loans.

     28. Releases of Mortgaged Properties. Except as set forth on Schedule C-28, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon: (i) payment in full of all amounts due under the related Schedule A-1 Loan or (ii) delivery of U.S. Treasury securities in connection with a defeasance of the related Schedule A-1 Loan; provided that the Schedule A-1 Loans that are Cross-Collateralized Mortgage Loans, and the other individual Schedule A-1 Loans secured by multiple parcels, may require the respective mortgagee(s) to grant releases of material portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon: (i) the satisfaction of certain legal and underwriting requirements or (ii) the payment of a release price and prepayment consideration in connection therewith.

     29. Defeasance. With respect to any Schedule A-1 Loan that contains a provision for any defeasance of mortgage collateral (a "Defeasance Loan"), the related Mortgage Note or Mortgage provides that the defeasance option is not exercisable prior to a date that is at least two (2) years following the Closing Date and is otherwise in compliance with applicable statutes, rules and regulations governing REMICs; requires prior written notice to the holder of the Schedule A-1 Loan of the exercise of the defeasance option and payment by Borrower of all related reasonable fees, costs and expenses as set forth below; requires, or permits the lender to require, the Schedule A-1 Loan (or the portion thereof being defeased) to be assumed by a single-purpose entity; and requires counsel to provide a legal opinion that the Trustee has a perfected security interest in such collateral prior to any other claim or interest. In addition, each Schedule A-1 Loan that is a Defeasance Loan permits defeasance only with substitute collateral constituting "government securities" within the meaning of Treas. Reg. Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note (or the portion thereof being defeased) when due, and in the case of ARD Loans, assuming the Anticipated Repayment Date is the Maturity Date. To Seller's actual knowledge, defeasance under the Schedule A-1 Loan is only for the purpose of facilitating the disposition of a Mortgaged Property and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages. With respect to each Defeasance Loan, except as set forth on Schedule C-29, the related Mortgage or other related loan document provides that the related Borrower shall (a) pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, or (b) provide all opinions required under the related loan documents, including, if applicable, a REMIC opinion and a perfection opinion and any applicable rating agency letters confirming no downgrade or qualification of ratings on any classes in the transaction. Additionally, for any Schedule A-1 Loan having a Cut-off Date Principal Balance equal to or greater than $19,900,000, the Schedule A-1 Loan or the related documents require confirmation from the Rating Agency that exercise of the defeasance option will not cause a downgrade or withdrawal of the rating assigned to any securities backed by the Schedule A-1 Loan and require the Borrower to pay any Rating Agency fees and expenses.

30. Fixed Rate Loans. Each Schedule A-1 Loan bears interest at a rate that remains fixed throughout the remaining term of such Schedule A-1 Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

     31. Inspection. Other than the Union Capital Mortgage Loans, identified as such on the Mortgage Loan Schedule, and except as set forth on Schedule C-31, the Seller, or an affiliate, inspected, or caused the inspection of, the related Mortgaged Property within twelve (12) months of the Closing Date.

     32. No Material Default. To the Seller's knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Schedule A-1 Loan; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Seller in this Exhibit C.

     33. Due-on-Sale. The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Schedule A-1 Loan if, without the prior written consent of the holder of the Mortgage, either the related Mortgage Property, or any direct equity interest in the related Borrower, is pledged, transferred or sold, other than by reason of family and estate planning transfers, transfers of less than a controlling interest in the Borrower, transfers of shares in public companies, issuance of non-controlling new equity interests, transfers to an affiliate meeting the requirements of the Schedule A-1 Loan, transfers among existing members, partners or shareholders in the Borrower, transfers among affiliated Borrowers with respect to cross-collateralized Mortgaged Loans or multi-property Schedule A-1 Loans, transfers among co-Borrowers or transfers of a similar nature to the foregoing meeting the requirements of the Schedule A-1 Loan. The Mortgage requires the Borrower to pay all reasonable fees and expenses associated with securing the consent or approval of the holder of the Mortgage for all actions requiring such consent or approval under the Mortgage including the cost of counsel opinions relating to REMIC or other securitization and tax issues.

     34. Single Purpose Entity. Each Schedule A-1 Loan with an original principal balance over $5,000,000 requires the Borrower to be at least for so long as the Schedule A-1 Loan is outstanding, and to Seller's actual knowledge each Borrower is, a Single-Purpose Entity. For this purpose, "Single-Purpose Entity" means a person, other than an individual, which is formed or organized solely for the purpose of owning and operating the related Mortgaged Property or Properties; does not engage in any business unrelated to such Mortgaged Property or Properties and the financing thereof; and whose organizational documents provide, or which entity represented and covenanted in the related Schedule A-1 Loan documents, substantially to the effect that such Borrower (i) does not and will not have any material assets other than those related to its interest in such Mortgaged Property or Properties or the financing thereof; (ii) does not and will not have any indebtedness other than as permitted by the related Mortgage or other related Mortgage Loan Documents; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; and (iv) holds itself out as being a legal entity, separate and apart from any other person. In addition with respect to all Schedule A-1 Loans with a Cut-off Date Principal Balance of $20,000,000 or more, except as set forth on Schedule C-34, the Borrower's organizational documents provide substantially to the effect that the Borrower shall: conduct business in its own name; not guarantee or assume the debts or obligations of any other person; not commingle its assets or funds with those of any other person; prepare separate tax returns and financial statements, or if part of a consolidated group, be shown as a separate member of such group; transact business with affiliates on an arm's length basis; hold itself out as being a legal entity, separate and apart from any other person and such organizational documents provide substantially to the effect that: any dissolution and winding up or insolvency filing for such entity is prohibited or requires the consent of an independent director or member or the unanimous consent of all partners or members, as applicable; such documents may not be amended with respect to the Single-Purpose Entity requirements without the approval of the mortgagee or rating agencies; the Borrower shall have an outside independent director or member. The Mortgage File for each such Schedule A-1 Loan having a Cut-off Date Principal Balance of $20,000,000 or more contains a counsel's opinion regarding non-consolidation of the Borrower in any insolvency proceeding involving any other party. To Seller's actual knowledge, each Borrower has fully complied with the requirements of the related Schedule A-1 Loan and Mortgage and the Borrower's organizational documents regarding Single-Purpose-Entity status. The organization documents of any Borrower on a Schedule A-1 Loan having a Cut-off Date Principal Balance of $20,000,000 or more which is a single member limited liability company provide that the Borrower shall not dissolve or liquidate upon the bankruptcy, dissolution, liquidation or death of the sole member. Any such single member limited liability company Borrower is organized in jurisdictions that provide for such continued existence and the Mortgage Loan File contains an opinion of such Borrower's counsel confirming such continued existence and that the applicable law provides that creditors of the single member may only attach the assets of the member including the membership interests in the Borrower but not the assets of the Borrower.

     35. Whole Loan. Each Schedule A-1 Loan is a whole loan and not a participation interest in a mortgage loan.

     36. Tax Parcels. Except as described on Schedule C-36 of this Agreement, each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, is subject to an endorsement under the related Title Policy insuring same or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such separate tax lots shall be effective for the next tax year.

     37. ARD Loans. Except as described on Schedule C-37, each Schedule A-1 Loan which is an ARD Loan commenced amortizing on its initial scheduled Due Date, and provides that: (i) its Mortgage Rate will increase by at least two (2) percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven (7) years following the origination of such Schedule A-1 Loan; (iii) no later than the related Anticipated Repayment Date, the related Borrower is required (if it has not previously done so) to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; and (iv) any net cash flow from the related Mortgaged Property that is applied to amortize such Schedule A-1 Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the scheduled principal and interest payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures.

     38. Security Interests. The security agreements, financing statements or other instruments, if any, related to the Schedule A-1 Loan establish and create, and a UCC financing statement has been filed and/or recorded in all places required by applicable law for the perfection of (to the extent that the filing of such a UCC financing statement can perfect such a security interest), a valid security interest in the personal property granted under such Mortgage (and any related security agreement), which in all cases includes elevators and all Borrower-owned furniture, fixtures and equipment material to the Mortgaged Property, and if such Mortgaged Property is a hotel operated by the related Borrower, then such personal property constitutes such portion of the material personal property required to operate the Borrower's business as the Seller considered appropriate in light of its underwriting standards; any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Schedule A-1 Loan establishes and creates a valid and enforceable lien and security interest on the property described therein (subject to the exceptions set forth in Paragraph

13 above), which lien/security interest shall, in the case of (i) elevators at all Mortgaged Properties having the same and (ii) all Borrower-owned furniture, fixtures and equipment at Borrower operated hotel properties, be a first priority lien/ security interest except for certain personal property subject to purchase money security interests and personal property leases. In the case of each Schedule A-1 Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related revenues with respect to such Mortgaged Property. An assignment of each UCC financing statement relating to the Schedule A-1 Loan has been executed by Seller in blank which the Purchaser or Trustee, as applicable, or designee is authorized to complete and to file in the filing office in which such financing statement was filed. Each Schedule A-1 Loan and the related Mortgage (along with any security agreement and UCC financing statement), together with applicable state law, contain customary and enforceable provisions such as to render the rights and remedies of the holders thereof adequate for the practical realization against the personal property described above, and the principal benefits of the security intended to be provided thereby.

     39. Disclosure to Environmental Insurer. If the Mortgaged Property securing any Schedule A-1 Loan is covered by a secured creditor impaired property policy, then the Seller:

          (a) has disclosed, or is aware that there has been disclosed, in the application for such policy or otherwise to the insurer under such policy the "pollution conditions" (as defined in such policy) identified in any environmental reports related to such Mortgaged Property which are in the Seller's possession or are otherwise known to the Seller; and

          (b) has delivered or caused to be delivered to the insurer under such policy copies of all environmental reports in the Seller's possession related to such Mortgaged Property;

in each case to the extent required by such policy or to the extent the failure to make any such disclosure or deliver any such report would materially and adversely affect the Purchaser's ability to recover under such policy.

     40. Prepayment Premiums and Yield Maintenance Charges. Prepayment Premiums and Yield Maintenance Charges payable with respect to each Schedule A-1 Loan, if any, constitute "customary prepayment penalties" within meaning of Treasury Regulation Section 1.860G-1(b)(2).

     41. Operating Statements. Except for the Schedule A-1 Loans with an initial principal balance less than $3,000,000, which only require annual statements, and except as set forth on Schedule C-41, each Mortgage requires the Borrower, in some cases only at the request of the holder of the Mortgage, to provide the owner or holder of the Mortgage with at least quarterly and annual operating statements, rent rolls (if there is more than one tenant) and related information and annual financial statements, which annual financial statements for all Schedule A-1 Loans with an original principal balance greater than $20 million (except for the Schedule A-1 Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as 133 Federal Building and Brea Union Plaza II, respectively) shall be audited by an independent certified public accountant upon the request of the holder of the Schedule A-1 Loan.

     42. Servicing Rights. Except as set forth on Schedule C-42 or as otherwise contemplated in this Agreement, no Person has been granted or conveyed the right to service any Schedule A-1 Loan or receive any consideration in connection therewith.

     43. Recourse. Each Schedule A-1 Loan is non-recourse, except that, except as described on Schedule C-43 or for Schedule A-1 Loans with a Cut-off Date Principal Balance of less than $5,000,000, the Borrower and either a principal of the Borrower or other individual guarantor, with assets other than any interest in the Borrower, is liable in the event of: (i) fraud or material misrepresentation, (ii) misapplication or misappropriation of rents, insurance payments, condemnation awards or tenant security deposits or (iii) violation of applicable environmental laws or breaches of environmental covenants; provided that, with respect to clause (iii) in this paragraph, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement. No waiver of liability for such non-recourse exceptions has been granted to the Borrower or any such guarantor or principal by the Seller or anyone acting on behalf of the Seller.

     44. Assignment of Collateral. There is no material collateral securing any Schedule A-1 Loan that has not been assigned to the Purchaser.

     45. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Schedule A-1 Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

     46. Servicing. The servicing and collection practices used with respect to each Schedule A-1 Loan in all material respects have met customary standards utilized by prudent commercial mortgage loan servicers with respect to whole loans.

     47. Originator's Authorization To Do Business. To the extent required under applicable law to assure the enforceability of a Schedule A-1 Loan, as of the Schedule A-1 Loan's funding date and at all times when it held such Schedule A-1 Loan, the originator of each Schedule A-1 Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located.

     48. No Fraud In Origination. In the origination of the Schedule A-1 Loan, neither the originator nor any employee or agent of Seller or the originator, participated in any fraud or intentional material misrepresentation with respect to the Borrower, the Mortgaged Property or any guarantor. To Seller's actual knowledge, no Borrower is guilty of defrauding or making an intentional material misrepresentation to the Seller or originator with respect to the origination of the Schedule A-1 Loan, the Borrower or the Mortgaged Property.

     49. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to Seller's actual knowledge, had no interest, direct or indirect, in the Borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation is not affected by the approval or disapproval of the Schedule A-1 Loan; to the Seller's knowledge, the appraisal and appraiser both satisfy the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the Appraisal Standards Board of the Appraisal Foundation, all as in effect on the date the Schedule A-1 Loan was originated.

     50. Jurisdiction of Organization. Each Borrower under a Schedule A-1 Loan was organized under the laws of the United States or the laws of a jurisdiction located within the United States, its territories and possessions.

     51. Borrower Concentration. Except in the case of the Schedule A-1 Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Stonewood Center Mall and 150 Spear Street Office Building, respectively, no single Borrower or group of affiliated Borrowers is/are the obligor(s) under any one or more Schedule A-1 Loans with a Cut-off Date Principal Balance equal to or greater than 5% of $997,140,788.

     52. Escrows. All escrow deposits (including capital improvements and environmental remediation reserves) relating to any Schedule A-1 Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Seller or its agents (which shall include the Master Servicer). All such escrow deposits which are required for the administration and servicing of such Schedule A-1 Loan are conveyed hereunder to the Purchaser.

                                  SCHEDULE C-6

1. The Mortgage Loan secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as the Alliance IJ Portfolio, was modified on December 27, 2000 to add the Aspen Village Apts. and to increase the principal amount of such Mortgage Loan to $29,022,700.43. There was also a revision to the Second Consolidated, Amended and Restated Promissory Note to correct the monthly principal and interest amount. The Mortgage Loan secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as the Alliance CC Portfolio is currently being modified to sever the debt and "break out" one property.

2. The Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as the Stonewood Center Mall, was the subject of a waiver of a default under the related ground lease relating to the maintenance of insurance by the related Borrower.

                                  SCHEDULE C-7A

1. The Mortgaged Property identified on the Mortgage Loan Schedule as Parkway Place Townhomes was the subject of a fire that destroyed a building containing two 3-bedroom units. This building may not be restored.

                                  SCHEDULE C-7B

                                     [None]

                              SCHEDULE C-12(AB/LBP)

              PROPERTY NAME                          CUT-OFF DATE BALANCE
              -------------                          --------------------
    1 Turnquist Apartments                                $ 3,353,753
    2 Northern Parkway Apartments                             646,795
    3 Cypress Garden Apartments                               379,294
    4 Harford Road Apartments                                 283,472
    5 Superior Hill Apartments                                917,619
    6 The Palmetto Building                                   750,054
    7 2737 Hampshire Road                                     359,068
    8 The Francis Building                                    357,074
    9 The Orono Building                                      319,172
   10 2857 Mayfield Road                                      259,327
   11 Rosegate Place Apartments                             2,792,842
   12 Alta Park Apartments                                  2,493,840
   13 Willow Wood Apartments                                2,396,154
   14 Pompano Plaza                                         2,187,851
   15 Sierra Pointe Apartments                              2,114,327
   16 Town & Country Professional Building                  1,995,290
   17 Somerdale Square                                      1,750,790
   18 Clairmont Apartments                                  1,715,441
   19 El Rancho Seven Mobile Home Park                      1,437,107
   20 Oak Manor Apartments                                  1,187,846
   21 Bel-Aire Apartments                                   1,127,521
   22 Newport Center                                        1,100,904
   23 Wyncrest Manor Apartments                               996,946
   24 Rawlins Chateau                                         972,280
   25 Chelsea Palms Apartments                                947,482
   26 Tiffany Village                                         820,715
   27 South Towne Retail Center                               798,200
   28 7171 Jurupa Avenue                                      699,403
                                                  ----------------------------

                                                  ============================

                                SCHEDULE C-12(TS)

         PROPERTY NAME                           TYPE OF ENVIRONMENTAL REPORT
         -------------                           ----------------------------
Comfort Inn - Syracuse                                 Transaction Screen
Birmingham Drug & Video Max                            Transaction Screen
Vanowen Self Storage                                   Transaction Screen
Aspin Storage                                          Transaction Screen
322 Hudson Street                                      Transaction Screen
296-298 Park Street                                    Transaction Screen
41st Street Office Building                            Transaction Screen
CSK Auto Store - Anchorage                             Transaction Screen
Pine Avenue Apartments                                 Transaction Screen
Westside Mobile Home Park                              Transaction Screen
CSK Auto - Albuquerque                                 Transaction Screen
Crooks Road Apartments                                 Transaction Screen
Lawn Avenue Apartments                                 Transaction Screen
808-812 Maple Avenue                                   Transaction Screen
70-72 Wilson Street                                    Transaction Screen
8422-8434 Telegraph Road                               Transaction Screen

                                SCHEDULE C-12(A)

PROPERTY NAME                                            DATE OF REPORT
-------------                                            --------------
Crystal Pavilion                                            5/12/1999
Petry Building                                              5/12/1999
Lowe's San Bruno                                            7/15/1999
CVS/Pharmacy                                                8/4/1999
The Lofts Apartments                                        9/8/1999
College Park Medical Office Building                        11/29/1999
College Park Commons                                        11/29/1999
Durkopp Adler America                                       12/20/1999
70-72 Wilson Street                                         12/29/1999
747 Third Avenue                                            1/6/2000
Cedarbrook Plaza Shopping Center                            1/11/2000
8422-8434 Telegraph Road                                    1/21/2000
Central Plaza                                               1/25/2000
Sunrise Pointe Apartments                                   2/10/2000
808-812 Maple Avenue                                        2/11/2000
Vanowen Self Storage                                        2/14/2000
The Maple Leaf Square Shopping Center                       2/16/2000

                                SCHEDULE C-12(C)

     1. The Mortgaged Property identified on the Mortgage Loan Schedule as Sierra Center is in a Superfund site.

                                SCHEDULE C-12(G)

               PROPERTY NAME                                CUT-OFF DATE BALANCE
               -------------                                --------------------
    1 Exodus R&D Building                                      $ 34,906,620
    2 Hollins Plantation Plaza  (2B)                              2,966,744
    3 Centerview Plaza  (2B)                                      2,165,245
    4 Wildwood Plaza  (2B)                                        2,105,281
    5 Dorchester Crossing  (2B)                                   1,894,091
    6 Turnquist Apartments                                        3,353,753
    7 Northern Parkway Apartments                                   646,795
    8 Cypress Garden Apartments                                     379,294
    9 Harford Road Apartments                                       283,472
   10 Superior Hill Apartments                                      917,619
   11 The Palmetto Building                                         750,054
   12 2737 Hampshire Road                                           359,068
   13 The Francis Building                                          357,074
   14 The Orono Building                                            319,172
   15 2857 Mayfield Road                                            259,327
   16 Rosegate Place Apartments                                   2,792,842
   17 Durkopp Adler America                                       2,742,466
   18 Alta Park Apartments                                        2,493,840
   19 Willow Wood Apartments                                      2,396,154
   20 Pompano Plaza                                               2,187,851
   21 Sierra Pointe Apartments                                    2,114,327
   22 New London Square                                           2,045,067
   23 Town & Country Professional Building                        1,995,290
   24 CVS Drug Store                                              1,840,618
   25 Somerdale Square                                            1,750,790
   26 Clairmont Apartments                                        1,715,441
   27 El Rancho Seven Mobile Home Park                            1,437,107
   28 Oak Manor Apartments                                        1,187,846
   29 Bel-Aire Apartments                                         1,127,521
   30 Newport Center                                              1,100,904
   31 Wyncrest Manor Apartments                                     996,946
   32 Rawlins Chateau                                               972,280
   33 Chelsea Palms Apartments                                      947,482
   34 Tiffany Village                                               820,715
   35 South Towne Retail Center                                     798,200
   36 7171 Jurupa Avenue                                            699,403
                                                                 ==========

                                  SCHEDULE C-14

     1. Mortgaged Properties used as mobile home parks.

                                  SCHEDULE C-17

     1. Certain businesses are being operated at the Mortgaged Property identified on the Mortgage Loan Schedule as First Union Building without proper licenses and permits and otherwise in violation of Philadelphia zoning code.

     2. There currently exists with respect to the Mortgaged Property identified on the Mortgage Loan Schedule as Stonewood Center Mall various violations of the Downey Fire Department Life Safety Codes.

                                SCHEDULE C-18(I)

     1. In the case of the Mortgaged Property identified on the Mortgage Loan Schedule as 747 Third Avenue, the related Borrower may, without lender involvement, deal with insurance and condemnation proceeds in an amount not in excess of the lesser of 10% of the outstanding principal balance of the related Mortgage Loan and $1,000,000.

     2. In the case of the Mortgaged Property identified on the Mortgage Loan Schedule as Stonewood Center Mall, the related Borrower may, without lender involvement, deal with insurance and condemnation proceeds in an amount not in excess of $1,000,000.

     3. In the case of the Mortgaged Property identified on the Mortgage Loan Schedule as Hampton Inn & Suites, the related Borrower may, without lender involvement, deal with insurance and condemnation proceeds in an amount not in excess of the lesser of 10% of the outstanding principal balance of the related Mortgage Loan and $350,000.

                                  SCHEDULE C-21

                                                      Interest Only Period
           Property Name                                    (months)
           -------------                              --------------------
1.  Stonewood Center Mall                                     21
2.  Brea Union Plaza Phase II                                 31
3.  One Rennaisance Center                                     4
4.  Lowe's San Bruno                                          30
5.  Sierra Center                                             54
6.  Coachwood Colony Mobile Home Park                          9

                                  SCHEDULE C-23

     1. The Mortgaged Property identified on the Mortgage Loan Schedule as the Lofts Apartments is encumbered by a $300,000 subordinate loan pursuant to the Affordable Housing Program.

     2. The Crystal Pavilion/Petry Building Mortgaged Property is encumbered by three loans that are pari passu with the Crystal Pavilion/Petry Building Mortgage Loan.

                                  SCHEDULE C-26

     1. Certain businesses are being operated at the Mortgaged Property identified on the Mortgage Loan Schedule as First Union Building without proper licenses and permits and otherwise in violation of Philadelphia zoning code.

                                  SCHEDULE C-28

                                     [None]

                                  SCHEDULE C-29

     1. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as 17871 Von Karman and Lowe's Home Improvement Warehouse, respectively, the related Borrowers are not expressly required to pay Rating Agency fees or to provide "all opinions required under the related loan documents."

                                  SCHEDULE C-31

                                     [None]

                                  SCHEDULE C-34

     1. In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Central Plaza, the manager (as opposed to the Borrower) is required to have at least one independent director, and the manager must consent to insolvency/bankruptcy proceedings in respect of the Borrower.

     2. In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as 747 Third Avenue, the Borrower is required to have a special purpose member that has a board of directors with 2 independent directors or 2 independent members, which special purpose member is to vote on all matters requiring unanimous consent of the Borrower's members.

     3. In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Brea Union Plaza II, the managing member (as opposed to the Borrower) is required to have at least one independent director.

     4. In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as 133 Federal Street Office Building, the general partner (as opposed to the Borrower) is required to have at least one independent director.

     5. In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as the Exodus Building, the manager (as opposed to the Borrower) is required to have at least one independent director, and such independent director must vote on insolvency/bankruptcy matters with respect to the Borrower.

     6. In the case of the Mortgage Loan secured by the Mortgaged Properties identified on the Mortgage Loan Schedule as Alliance IJ Portfolio, the general partner (as opposed to the Borrower) is required to have at least one independent director and all of the directors of the general partner must consent to the insolvency of the related Borrower.

     7. In the case of the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as the First Union Building, the general partner (as opposed to the Borrower) is required to have at least one independent member.

                                  SCHEDULE C-36

                                     [None]

                                  SCHEDULE C-37

     1. The Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Stonewood Center Mall has an initial interest only period.

                                  SCHEDULE C-42

SUB-SERVICED LOANS

         PROPERTY                          SUBSERVICER                 SUB FEE
--------------------------------------------------------------------------------
1 Milford Commons Apartments    Fifth third Real Estate Markets Co.     0.05%
  ------------------------------------------------------------------------------
2 Parkway Place Townhomes              MidNorth Financial               0.03%
  ------------------------------------------------------------------------------
3 Crystal Pavilion/Petry Building       CapMark Services                0.07%
  ------------------------------------------------------------------------------
4 Lennox Court Apartments                Heartland Bank                 0.12%
  ------------------------------------------------------------------------------
5 Normandie Avenue Apartments            Heartland Bank                 0.12%
  ------------------------------------------------------------------------------
6 Palmdale Meadows Apartments            Heartland Bank                 0.12%
  ------------------------------------------------------------------------------
7 Palmdale Villa Apartments              Heartland Bank                 0.12%
  ------------------------------------------------------------------------------

                                  SCHEDULE C-43

     1. With respect to the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Oak Crossing, the related Borrower is the only indemnitor and the guarantor is the general partner of the related Borrower.

     2. With respect to the Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as 747 Third Avenue, the carveout regarding willful misconduct only extends to material physical damage to the property as a result of intentional misconduct of the related Borrower. There is no carveout for acts of waste. In addition, the lender is precluded from enforcing the guaranty regarding the environmental carveout to the extent that the related Borrower's environmental insurance otherwise satisfies the costs.

     3. The Mortgage Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Chantilly Plaza I-IV does not provide for an indemnitor or guarantor with respect to the non-recourse carveouts.

NY1  2057216v12                                         D-1-1
                                   EXHIBIT D-1

                      FORM OF CERTIFICATE OF THE SECRETARY
                     OR AN ASSISTANT SECRETARY OF THE SELLER

         CERTIFICATE OF [ASSISTANT] SECRETARY OF COLUMN FINANCIAL, INC.


     I, __________________, hereby certify that I am a duly appointed Secretary of Column Financial, Inc., a Delaware corporation ("Column"), and further certify as follows:

     1. Attached hereto as Attachment A are true, correct and complete copies of the certificate of incorporation and by-laws of Column, which are in full force and effect on the date hereof.

     2. Attached hereto as Attachment B are the resolutions of the board of directors of Column authorizing and approving Column's execution, delivery and performance of (a) the Mortgage Loan Purchase Agreement, dated as of __________, 2001 (the "Mortgage Loan Purchase Agreement"), between Credit Suisse First Boston Mortgage Securities Corp., as purchaser, and Column, as seller, and (b) the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"). Such resolutions are in full force and effect on the date hereof and do not conflict with any other resolutions of the board of directors of Column in effect on the date hereof.

     3. Attached hereto as Attachment C is a certificate of good standing with respect to Column issued by the Secretary of State of the State of Delaware within 20 days of the date hereof and no event (including, without limitation, any act or omission on the part of Column) has occurred since the date thereof that has affected the good standing of Column under the laws of the State of Delaware.

     4. Each person who, as an officer or representative of Column, signed the Mortgage Loan Purchase Agreement, the Indemnification Agreement or any other document or certificate delivered by or on behalf of Column prior hereto or on the date hereof in connection with the transactions contemplated in the Mortgage Loan Purchase Agreement and/or the Indemnification Agreement, was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or representative, and the signature of each such person appearing on any such documents is his or her genuine signature.

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Mortgage Loan Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of __________, 2001.

                                       By:__________________________________
                                       Name:
                                       Title:  [Assistant] Secretary





                                     D-1-1

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                      CERTIFICATE OF COLUMN FINANCIAL, INC.


     In connection with the execution and delivery by Column Financial, Inc. ("Column") of, and the consummation of the various transactions contemplated by, that certain Mortgage Loan Purchase Agreement (the "Agreement"), dated as of __________, 2001, between Credit Suisse First Boston Mortgage Securities Corp., as purchaser, and Column, as seller, and the corresponding Indemnification Agreement referred to in the Mortgage Loan Purchase Agreement (the "Indemnification Agreement"; and, together with the Mortgage Loan Purchase Agreement, the "Agreements"), the undersigned hereby certifies that (i) the representations and warranties of Column in the Agreements are true and correct in all material respects at and as of the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, as of such other date specifically set forth in such representation and warranty) with the same effect as if made on the date hereof (or, in the case of any particular representation and warranty set forth in Exhibit C to the Mortgage Loan Purchase Agreement, on such other date specifically set forth in such representation and warranty), and (ii) Column has, in all material respects, complied with all the agreements and satisfied all the conditions on its part required under the Agreements to be performed or satisfied at or prior to the date hereof. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Mortgage Loan Purchase Agreement.

     Certified this __ day of __________ 2001.




                                           COLUMN FINANCIAL, INC.



                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:



                                     D-2-1

                                  EXHIBIT D-3A

                   FORM OF OPINION OF LONG, ALDRIDGE & NORMAN,
                            PURSUANT TO SECTION 7(VI)

                                 March 16, 2001

Credit Suisse First Boston                   Moody's Investors Service, Inc.
  Mortgage Securities Corp.                  99 Church Street
11 Madison Avenue                            New York, New York 10007
New York, New York 10010

Credit Suisse First Boston Corporation       Fitch, Inc.
11 Madison Avenue                            One State Street Plaza, 31st Floor
New York, New York 10010                     New York, New York 10004

McDonald Investments, Inc.                   Wells Fargo Bank Minnesota, N.A.
800 Superior Avenue                          45 Broadway, 12th Floor
Cleveland, Ohio 44114                        New York, New York 10006

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
4 World Financial Center, 26th Floor
250 Vesey Street
New York, New York 10080

Salomon Smith Barney, Inc.
388 Greenwich Street, 11th Floor
New York, New York 10013


     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1
          ----------------------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to Column Financial, Inc. (the "Company") in connection with the sale of certain mortgage loans (collectively, the "Mortgage Loans") by the Company to Credit Suisse First Boston Mortgage Securities Corp. ("CSFB Mortgage Securities") pursuant to a Mortgage Loan Purchase Agreement, dated as of March 5, 2001 (the "Agreement"), between the Company and CSFB Mortgage Securities and in connection with the delivery by the Company of that certain Indemnification Agreement, dated as of March 5, 2001 (the "Indemnity") among the Company, CSFB Mortgage Securities, Credit Suisse First Boston Corporation, McDonald Investments, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney, Inc. This opinion is being delivered to you pursuant to the Agreement. Capitalized terms not defined herein have the meanings set forth in the Agreement.

     In rendering this opinion letter, we have examined the Agreement, the Indemnity and such other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon, without any independent investigation, representations of the Company contained in the Agreement and in the Certificate of an Officer of the Seller attached hereto and, where we have deemed appropriate, representations or certifications of parties to the Agreement or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties to the Agreement and the Indemnity other than the Company had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, other than the Company, we also have assumed the due authorization by all requisite corporate action, and the due execution and delivery and the enforceability of such documents. We have further assumed the conformity of the Mortgage Loans and related documents to the requirements of the Agreement and have assumed that the Company is the owner of the Mortgage Loans.

     Based upon and subject to the foregoing, it is our opinion that:

     1. The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties, to conduct its business as presently conducted by it, to own and to transfer and convey to CSFB Mortgage Securities the Mortgage Loans and to enter into and perform its obligations under the Agreement and Indemnity.

     2. The Agreement and Indemnity each has been duly and validly authorized, executed and delivered by the Company and each constitutes the valid, legal and binding agreement of the Company.

     3. No consent, approval, authorization or order of any State of Georgia or federal court or State of Georgia or federal governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Agreement and Indemnity, except for those consents, approvals, authorizations or orders that previously have been obtained.

     4. Neither the transfer of the Mortgage Loans as provided in the Agreement, nor the fulfillment of the terms of or the consummation of any other of the transactions contemplated by the Agreement and Indemnity, will result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or any State of Georgia or federal statute or regulation applicable to the Company, or to our knowledge, will conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any order of any State of Georgia or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

     5. To our knowledge, there are no actions, proceedings, or investigations pending or threatened against the Company before any State of Georgia, State of Delaware or federal court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement or Indemnity, (b) seeking to prevent the consummation of any of the transactions contemplated in the Agreement or Indemnity, or (c) that might materially and adversely affect the performance by the Company of its obligations under, or the validity of, the Agreement or Indemnity.

     Where we have rendered our opinion concerning matters "known to us" or this letter otherwise refers to our knowledge or our attention, such reference shall mean only the knowledge of

William F. Stevens, Barbara A. McIntyre, W. Gregory Null, Mindy S. Planer or Janice N. Smith, who are the attorneys in our firm primarily responsible for our services relating to the Company, and shall not refer to the knowledge of any other person in any way associated with this firm. You are advised that we have made no independent investigation or verification of such matters and have not searched or reviewed the files and records of or relating to Company or such matters in our office, in the public records, in the possession of Company, or elsewhere.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the law of the State of Georgia, the corporate law of the State of Delaware and the federal law of the United States. We do not express any opinion concerning the enforceability of the Agreement or the Indemnity.

     Any and all opinions rendered by this firm in this opinion letter are limited to the matters expressly set forth herein; and no opinion is implied or to be inferred beyond the matters expressly so stated. This opinion is given as of the date hereof, and we expressly decline any undertaking to revise or update this opinion subsequent to the date hereof or to advise you of any matter arising subsequent to the date hereof, which would cause us to modify the opinion, in whole or in part.

     This opinion letter is rendered for the sole benefit of each addressee hereof, and no other person is entitled to rely hereon. Copies of this letter may not be furnished to any other person, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                        Very truly yours,



                                        LONG ALDRIDGE & NORMAN LLP

                                  EXHIBIT D-3B

                       FORM OF OPINION OF SIDLEY & AUSTIN,
                           PURSUANT TO SECTION 7(VII)

                                 March 16, 2001

Credit Suisse First Boston                  Salomon Smith Barney Inc.
  Mortgage Securities Corp.                 388 Greenwich Street, 11th Floor
11 Madison Avenue                           New York, New York  10013
New York, New York  10010

Credit Suisse First Boston Corporation      Wells Fargo Bank Minnesota, N.A.
11 Madison Avenue                           45 Broadway, 12th Floor
New York, New York 10010                    New York, New York 10006

McDonald Investments Inc.                   Moody's Investors Service, Inc.
800 Superior Avenue                         99 Church Street
Cleveland, Ohio  44114                      New York, NY  10008

Merrill, Lynch, Pierce, Fenner              Fitch, Inc.
  & Smith Incorporated                      One State Street Plaza, 31st Floor
4 World Financial Center-26th Floor         New York, New York  10004
250 Vesey Street
New York, New York 10080-1326


     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1
          ----------------------------------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Column Financial, Inc. ("Column") with respect to certain matters in connection with the sale by Column, and the purchase by Credit Suisse First Boston Mortgage Securities Corp. ("CSFBMSC"), of a segregated pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), pursuant to that certain Mortgage Loan Purchase Agreement dated as of March 5, 2001 (the "Agreement"), between Column and CSFBMSC.

     This opinion letter is being provided to you pursuant to Section 7(vii) of the Agreement. Capitalized terms that are used, but not defined, herein have the respective meanings set forth in, or otherwise assigned to them pursuant to, the Agreement.

     For purposes of this opinion letter, we have reviewed the Agreement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreement and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.


                                     D-3B-1

     In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreement, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of each of the parties to the Agreement and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of all parties to the Agreement to enter into, perform under and consummate the transactions contemplated by the Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreement by the parties thereto, (ix) except to the extent expressly addressed below, the constitution of the Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, and (x) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreement, as expressed therein.

     Our opinions set forth below with respect to the enforceability of any agreement or any particular right or obligation under any agreement are subject to: (1) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the doctrine of estoppel; (2) the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law; (3) the effect of certain laws, rules, regulations and judicial and other decisions upon the enforceability of (a) any provision that purports to waive (i) the application of any federal, state or local statute, rule or regulation, (ii) the application of any general principles of equity or (iii) the obligation of diligence, (b) any provision that purports to grant any remedies that would not otherwise be available at law, to restrict access to any particular legal or equitable remedies, to make any rights or remedies cumulative and enforceable in addition to any other right or remedy, to provide that the election of any particular remedy does not preclude recourse to one or more other remedies, to provide that the failure to exercise or the delay in exercising rights or remedies will not operate as a waiver of such rights or remedies, to impose penalties or forfeitures, or to provide for set-off in the absence of mutuality between the parties, (c) any provision that purports to release, exculpate or exempt a party from, or indemnify a party for, liability for any act or omission on its part that constitutes negligence, recklessness or willful or unlawful conduct, (d) any provision that purports to govern matters of civil procedure, including any such provision that purports to establish evidentiary standards, to waive objections to venue or forum, to confer subject matter jurisdiction on any court that would not otherwise have such jurisdiction or to waive any right to a jury trial, or (e) any provision that purports to render unenforceable any modification, waiver or amendment that is not executed in writing, to sever any provision of any agreement, to appoint any person or entity as the attorney-in-fact of any other person or entity or to provide that any agreement or any particular provision thereof is to be governed by or construed in accordance with the laws of any jurisdiction other than the State of New York;
(4) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally; and (5) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement that purports or is construed to provide indemnification with respect to securities law violations.

     In rendering this opinion letter, we do not express any opinion concerning the laws of any jurisdiction other than the laws of the State of New York (without regard to conflicts of law principles).


                                     D-3B-2

In addition, we do not express any opinion with respect to (i) the tax, securities or "doing business" laws of any particular jurisdiction, including, without limitation, the State of New York, or (ii) any law, rule or regulation to which Column may be subject as a result of any other person's or entity's legal or regulatory status or any such other person's or entity's involvement in the transactions contemplated by the Agreement. Furthermore, we do not express any opinion with respect to any matter not expressly addressed below.

     Based upon and subject to the foregoing, we are of the opinion that the Agreement constitutes a valid, legal and binding agreement of Column, enforceable against Column in accordance with its terms.

     The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the closing of Column's sale of the Mortgage Loans to CSFBMSC, pursuant to the Agreement, and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.



                                                Very truly yours,


                                     D-3B-3

                                  EXHIBIT D-3C

                       FORM OF OPINION OF SIDLEY & AUSTIN,
                           PURSUANT TO SECTION 7(VIII)

                                 March 16, 2001

Credit Suisse First Boston                  Salomon Smith Barney Inc.
  Mortgage Securities Corp.                 388 Greenwich Street, 11th Floor
11 Madison Avenue                           New York, New York  10013
New York, New York  10010

Credit Suisse First Boston Corporation      Wells Fargo Bank Minnesota, N.A.
11 Madison Avenue                           45 Broadway, 12th Floor
New York, New York 10010                    New York, New York 10006

McDonald Investments Inc.                   Moody's Investors Service, Inc.
800 Superior Avenue                         99 Church Street
Cleveland, Ohio  44114                      New York, NY  10008

Merrill, Lynch, Pierce, Fenner              Fitch, Inc.
  & Smith Incorporated                      One State Street Plaza, 31st Floor
4 World Financial Center -26th Floor        New York, New York  10004
250 Vesey Street
New York, New York 10080-1326


     Re: Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK1
          ----------------------------------------------------------------


Ladies and Gentlemen:

     We have acted as special counsel to Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") and Column Financial, Inc. ("Column") with respect to certain matters in connection with the following transactions (collectively the "Transactions"):

          (ii) the sale by Column, and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "Column Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of March 5, 2001 (the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser (such Transaction, the "Column Sale");

          (iii) the sale by KeyBank National Association ("KeyBank"), and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (the "KeyBank Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of March 5, 2001 (the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser (such Transaction, the "KeyBank Sale");

          (iv) the creation of a commercial mortgage trust (the "Trust"), and the issuance of an aggregate $997,140,787 Certificate Principal Balance of Commercial Mortgage Pass-Through


                                     D-3C-1

     Certificates, Series 2001-CK1 (the "Certificates"), consisting of 21 classes designated Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class A-X. Class A-CP, Class A-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R and Class V pursuant to the Pooling and Servicing Agreement dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, and Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee");

          (v) the transfer of the Column Mortgage Loans and the KeyBank Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates being issued to or at the direction of the Depositor (such Transaction, the "Transfer to the Trust");

          (vi) the sale by the Depositor, and the purchase by Credit Suisse First Boston Corporation ("CSFB"), McDonald Investments Inc. ("McDonald"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Salomon Smith Barney Inc. ("SSBI"; and, collectively with CSFB, McDonald and Merrill Lynch, in such capacity, the "Underwriters") of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates (collectively, the "Publicly Offered Certificates"), pursuant to the Underwriting Agreement dated as of March 5, 2001 (the "Underwriting Agreement"), between the Depositor and the Underwriters; and

          (vii) the sale by the Depositor, and the purchase by CSFB (in such capacity, the "Initial Purchaser") of the Class A-X, Class A-CP, Class A-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R and Class V Certificates (collectively, the "Privately Offered Certificates"), pursuant to the Certificate Purchase Agreement dated as of March 5, 2001 (the "Certificate Purchase Agreement"), between the Depositor and the Initial Purchaser.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the Certificate Purchase Agreement, the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

     We have been asked by our clients to provide our opinion to you as to whether:

          (i) in connection with any bankruptcy proceedings instituted by or on behalf of Column under the Federal Bankruptcy Code, as amended (Title 11 of the United States Code)(the "Bankruptcy Code"), the Column Sale would be treated by a court as a true sale of the Column Mortgage Loans from Column to the Depositor rather than as a loan secured by the Column Mortgage Loans, such that the Column Mortgage Loans would not, on such basis, constitute property of Column's estate under Section 541(a)(1) of the Bankruptcy Code or property of Column subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of Column in such a proceeding; and

          (viii) in connection with any bankruptcy proceedings instituted by or on behalf of the Depositor under the Bankruptcy Code, the Transfer to the Trust would be treated by a court as an absolute transfer of the Mortgage Loans from the Depositor to the Trust rather than as a loan secured by the Mortgage Loans, such that the Mortgage Loans would not, on such basis,


                                     D-3C-2
     constitute property of the Depositor's estate under Section 541(a)(1) of the Bankruptcy Code or property of the Depositor subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of the Depositor in such a proceeding.

          (ix) For purposes of this opinion letter, we have reviewed the following documents and all exhibits thereto (collectively, the "Relevant Documents"):

          (x) the Agreements;

          (xi) a certificate of Column regarding the Column Sale, a copy of which is attached hereto;

          (xii) a certificate of the Depositor regarding the Transfer to the Trust, a copy of which is attached hereto; and

          (xiii) a certificate of CSFB regarding its sales of the Certificates purchased by it, a copy of which is attached hereto.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for the opinions contained in this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for such opinions; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the opinions contained herein are based.

     In rendering this opinion letter, we have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters underlying the assumptions set forth below or that are otherwise factually relevant to the opinions expressed herein and contained in the Relevant Documents, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the power and authority of the parties to each of the Agreements to enter into, perform under and consummate the transactions contemplated by such Agreement, without any resulting conflict with or violation of the organizational documents of any such party or with or of any law, rule, regulation, order or decree applicable to any such party or its assets, and without any resulting default under or breach of any other agreement or instrument by which any such party is bound or which is applicable to it or its assets, (viii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (ix) the constitution of each Agreement as the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, (x) compliance with the Agreements by all parties thereto, and (xi) the conformity, to the requirements of the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of or at the direction of Column, KeyBank and/or the Depositor.

     In addition, we have assumed that the following statements are true and the following actions (except as otherwise indicated) have occurred on the date hereof based upon representations or other provisions in the Relevant Documents:


                                     D-3C-3

     1. CSFB either has sold, or is actively attempting and expects to sell, to third parties unrelated to Column, the Depositor or any of their affiliates, substantially all of the Certificates acquired by CSFB pursuant to the Underwriting Agreement and the Certificate Purchase Agreement.

     2. The transfer of the Column Mortgage Loans by Column to the Depositor, the transfer of the Mortgage Loans by the Depositor to the Trust and the sale of the Certificates by the Depositor to the Underwriters and the Initial Purchaser, as provided in the Agreements, are contemporaneous exchanges in which Column and the Depositor, respectively, receive new value and consideration constituting reasonably equivalent value and fair consideration.

     3. Following the Column Sale and the Transfer to the Trust, neither Column nor the Depositor has the right to unilaterally modify or alter the terms of such Transactions. The consideration received by Column in connection with its sale of the Column Mortgage Loans to the Depositor, and by the Depositor in connection with its sales of the Certificates to the Underwriters and the Initial Purchaser, are, in each case, fixed and not subject to adjustment following the Closing Date.

     4. No provision exists whereby the terms of the Certificates, the Pooling and Servicing Agreement or the Column Mortgage Loan Purchase Agreement may be unilaterally modified by Column or the Depositor following the Column Sale and the Transfer to the Trust.

     5. Pursuant to the Column Mortgage Loan Purchase Agreement, it is the intention of Column and the Depositor that the Column Sale constitute a sale by Column to the Depositor of all of Column's right, title and interest in and to the Column Mortgage Loans. Pursuant to the Pooling and Servicing Agreement, it is the intention of the Depositor and the Trustee that the Transfer to the Trust constitute an absolute transfer by the Depositor to the Trust of all of the Depositor's right, title and interest in and to the Mortgage Loans. Pursuant to the Column Mortgage Loan Purchase Agreement and/or the Pooling and Servicing Agreement, each of Column and the Depositor will treat the Column Sale as a sale (as opposed to a secured loan) under generally accepted accounting principles in the United States ("GAAP"), and pursuant to the Pooling and Servicing Agreement, the Underwriting Agreement and/or the Certificate Purchase Agreement, the Depositor will treat the Transfer to the Trust and the sale of the Certificates by the Depositor to the Underwriters and the Placement Agents as a sale (as opposed to a secured loan) under GAAP.

     6. After the completion of the Column Sale and the Transfer to the Trust, none of Column, the Depositor or any of their affiliates has (i) the right to repurchase or otherwise to cause the reconveyance to itself of any Mortgage Loan or (ii) any obligation to repurchase or otherwise remove any Mortgage Loan from the Trust (other than, in the case of Column, in connection with a material breach of certain representations, warranties and covenants made by such party with respect to each Column Mortgage Loan, in the Column Mortgage Loan Purchase Agreement, and other than, in the case of Credit Suisse First Boston Mortgage Capital LLC ("CSFBMC"), an affiliate of Column and the Depositor, in connection with a material breach of certain representations, warranties and covenants made by such party with respect to each Column Mortgage Loan acquired from CSFBMC, in a Sellers Warranty Certificate dated as of March 2, 2001, from CSFBMC in favor of Column).

     7. There is no other agreement, arrangement or understanding, written or otherwise (including, without limitation, with respect to the Column Sale or the Transfer to the Trust), that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein.

                                     D-3C-4

     8. After the completion of the Column Sale and the Transfer to the Trust, neither Column nor the Depositor will take any action inconsistent with the Trust's ownership of the Mortgage Loans.

     9. Immediately before the Column Sale, Column owned the Column Mortgage Loans free and clear of any adverse claims or other interests. Immediately before the KeyBank Sale, KeyBank owned the KeyBank Mortgage Loans free and clear of any adverse claims or other interests. In connection with the KeyBank Sale, KeyBank will have validly and effectively conveyed to the Depositor all legal and beneficial ownership in and to each KeyBank Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The Depositor has not transferred and will not transfer its right, title and interest in and to any Mortgage Loan except to the Trustee as contemplated by the Pooling and Servicing Agreement. No adverse claims or other interests with respect to any Mortgage Loan were created by or through the Depositor, except as contemplated by the Agreements.

     10. Each of Column and the Depositor has taken all actions required under applicable law to effectuate the Column Sale. Each of the Depositor and the Trustee has taken (or the Pooling and Servicing Agreement provides that, within a reasonable time period following the Closing Date, each of them will be required to take) all actions required under applicable law to effectuate the Transfer to the Trust.

     11. In connection with the Column Sale and the Transfer to the Trust, neither Column nor the Depositor had any intent to hinder, delay or defraud its present or future creditors.

     12. After giving effect to the Column Sale and the Transfer to the Trust, the value of the assets of each of Column and the Depositor, respectively, either taken at their present fair salable value or at fair valuation, exceeded the amount of the debts and obligations, including contingent and unliquidated debts and obligations, of Column and the Depositor, respectively.

     13. After giving effect to the Column Sale and the Transfer to the Trust, neither Column nor the Depositor was left with unreasonably small assets or capital with which to engage in and conduct its business.

     14. After giving effect to the Column Sale and the Transfer to the Trust, neither Column nor the Depositor intends to, or believes that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature.

     There is limited judicial authority relating to the issue of when a transaction styled as a sale of assets or an absolute transfer of assets constitutes a true sale or an absolute transfer, as the case may be, as opposed to a secured loan, and we have not located any controlling precedent for the transactions described herein. However, the existing case law indicates that an analysis of a purported true sale or absolute transfer should examine the intent of the parties as well as the economic consequences of the transaction to determine whether they are consistent with characterization as a true sale or absolute transfer, as the case may be. Some of the most important factors relevant to this economic analysis include (i) whether the buyer or transferee has assumed the risks inherent in the ownership of the assets purportedly sold or transferred (i.e., whether the risk of loss has been borne by the buyer or transferee), (ii) the presence (or absence) of a fixed consideration that is not subject to further adjustment, given in connection with the purchase or transfer, (iii) the level of recourse (if any) that the buyer or transferee has against the seller or transferor, (iv) whether the buyer's or transferee's rights in the acquired assets could be extinguished by repayment of a debt owed by the seller or

                                     D-3C-5
transferor or by the recovery of the consideration (if any) given in connection with the purchase or transfer and (v) in what circumstances (if any) the seller or transferor has the right or the obligation to repurchase or otherwise reacquire the assets or any interest therein.

     In rendering this opinion letter, we do not express any opinion concerning any law other than the Bankruptcy Code and the law of the State of New York to the extent that it may be applicable thereunder. We do not express any opinion on any matter not expressly addressed below.

     Based upon and subject to the foregoing, the further qualifications set forth below, and the reasoned analysis of analogous case law (although there is no precedent directly on point), it is our opinion that:

     1. In connection with any bankruptcy proceedings instituted by or on behalf of Column under the Bankruptcy Code, the Column Sale would be treated by a court as a true sale of the Column Mortgage Loans from Column to the Depositor, rather than as a loan secured by the Column Mortgage Loans, such that the Column Mortgage Loans would not, on such basis, constitute property of Column's estate under Section 541(a)(1) of the Bankruptcy Code or property of Column subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of Column in such a proceeding.

     2. In connection with any bankruptcy proceedings instituted by or on behalf of the Depositor under the Bankruptcy Code, the Transfer to the Trust would be treated by a court as an absolute transfer of the Mortgage Loans from the Depositor to the Trust, rather than as a loan secured by the Mortgage Loans, such that the Mortgage Loans would not, on such basis, constitute property of the Depositor's estate under section 541(a)(1) of the Bankruptcy Code or property of the Depositor subject to the automatic stay provisions of Section 362(a) of the Bankruptcy Code that would be applicable to the property of the Depositor in such a proceeding.

     The foregoing opinions are subject to the qualifications that (i) the assumptions set forth herein are and continue to be true in all respects relevant to this opinion, (ii) there are no additional facts that would affect the validity of the assumptions set forth herein or upon which this opinion is based, (iii) any claim contrary to or inconsistent with any opinion expressed herein made in any judicial proceeding will be opposed and litigated to a final resolution by one or more persons or entities with standing to do so, (iv) such case is properly presented and argued, and (v) the law is properly applied.

     The foregoing opinions are not intended to be a guaranty as to what a particular court would actually hold, but an opinion as to the decision a court should reach if the issue were properly presented to it and the court followed what we believe to be the applicable legal principles. In that regard, you should be aware that bankruptcy opinions are subject to inherent limitations because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future-arising facts and circumstances and the nature of the bankruptcy process.(1)

------------------

(1) In that regard, we note the Memorandum Opinion dated February 5, 2001, issued by the bankruptcy court in In re: LTV Steel Company, Inc., et al., U.S. Bankr. Ct., Northern District of Ohio, Case No. 00-43866 (the "LTV Memorandum Opinion"). The LTV Memorandum Opinion arose in a case in which the debtor, LTV Steel Company ("LTV" or the "Debtor"), had entered into securitization arrangements with respect both to its inventory and its accounts receivable, selling its inventory to one special purpose subsidiary and its accounts receivable to another special purpose entity. (Neither special purpose entity was made a debtor in the jointly administered Chapter 11 filings of LTV and its subsidiaries). The Debtor filed a motion seeking use of the cash collections from the securitized assets on the basis that the sales were nothing more


                                     D-3C-6

     The opinions expressed herein are being delivered to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the legal analysis or conclusions contained herein. This opinion letter is solely for your benefit in connection with the Transactions and may not be relied on in any manner for any other purpose or by any other person or transmitted to any other person without our prior consent.



                                                    Very truly yours,


--------------


than disguised financings and the debtor and the agent for the financial institutions that invested in the two securitizations agreed to an interim order for the use of such cash collateral (the "Interim Order"). The Interim Order, among other things, (i) required the securitization investors, on an interim basis until the true sale issue could be decided, to turn over to LTV the cash proceeds of the securitized inventory and accounts receivable and (ii) purported to provide "adequate protection" to the securitization investors (treating them, in effect, as secured creditors) in the form of liens on LTV's accounts receivable and inventory and weekly interest payments at the non-default contract rate.

     The LTV Memorandum Opinion was issued in response to the motion of one of the investors in the accounts receivable securitization to modify the Interim Order, in part on the basis that the receivables transferred in the accounts receivable securitization were not property of the Debtor's estate. The bankruptcy court, while not determining the "fact-intensive issue" as to whether the inventory and receivables transferred were property of the estate (which determination required further discovery and an evidentiary hearing), did find that LTV "...has at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor's estate ... sufficient to support the entry of the interim cash collateral order." (LTV Memorandum Opinion at p. 14). The court based its decision in large part on its view of the equities of the case. The court noted in particular that failure to enter the interim cash collateral order "...would put an immediate end to Debtor's business, would put thousands of people out of work, would deprive 100,000 retirees of needed medical benefits, and would have more far reaching economic effects on the geographic areas where Debtor does business" (LTV Memorandum Opinion, pp. 14 - 15), while the Interim Order protected the securitization financing parties by its adequate protection provisions.

     The Debtor and the securitization investors subsequently settled their dispute over the terms of the Interim Order and the bankruptcy court therefore never made a final determination as to whether the assets transferred in the two securitizations were property of LTV's estate. The bankruptcy court did not cite case law or other support for the proposition that a party that has sold accounts receivable, inventory or other property, retains an equitable interest in that property, and the bankruptcy court's finding that LTV retained such an interest could be read narrowly as one court's attempt to maintain the status quo pending a determination of the issue on the merits. Nonetheless, the LTV Memorandum Opinion serves as an example of the pervasive equity powers of bankruptcy courts, and the importance that such courts may ascribe to the goal of reorganization when faced with a dispute as to whether a transfer of assets integral to the ongoing operation of the debtor's business constitutes a true sale or a secured loan, particularly where the transfer is documented in a transaction deemed significant and complex by the court.



                                     D-3C-7

                                  EXHIBIT D-3D

                       FORM OF LETTER OF SIDLEY & AUSTIN,
                            PURSUANT TO SECTION 7(IX)

                                 March 16, 2001

Credit Suisse First Boston                 Merrill, Lynch, Pierce,
  Mortgage Securities Corp.                  Fenner & Smith Incorporated
Eleven Madison Avenue                      4 World Financial Center - 26th Floor
New York, New York  10010                  250 Vesey Street
                                           New York, New York  10080
Credit Suisse First Boston Corporation
Eleven Madison Avenue                      Salomon Smith Barney Inc.
New York, New  York  10010                 388 Greenwich Street, 11th Floor
                                           New York, New York  10013
McDonald Investments Inc.
800 Superior Avenue
Cleveland, Ohio 44114

     Re: Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2001-CK1
          ---------------------------------------------------------------


Ladies and Gentlemen:

     We have, with the knowledge and consent of all the parties involved, acted as special counsel to Column Financial, Inc. ("Column"), Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"), Credit Suisse First Boston Corporation ("CSFB"), McDonald Investments Inc. ("McDonald"), Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill") and Salomon Smith Barney Inc. ("SSBI") with respect to certain matters in connection with the following transactions (collectively, the "Transactions"):

          (i) the filing by the Depositor of a registration statement on Form S-3 (No. 333-53012) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), for purposes of registering under the Securities Act 1933, as amended (the "Securities Act"), certain offerings of commercial mortgage pass-through certificates evidencing interests in trust funds established by the Depositor;

          (xiv) the sale by Column, and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (collectively, the "Column Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of March 5, 2001 (the "Column Mortgage Loan Purchase Agreement"), between Column as seller and the Depositor as purchaser;

          (xv) the sale by KeyBank National Association ("KeyBank"), and the purchase by the Depositor, of a segregated pool of multifamily and commercial mortgage loans (the "KeyBank Mortgage Loans"), pursuant to the Mortgage Loan Purchase Agreement dated as of March 5,


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     2001 (the "KeyBank Mortgage Loan Purchase Agreement"), between KeyBank as seller and the Depositor as purchaser;

          (xvi) the creation of a commercial mortgage trust (the "Trust"), and the issuance of an aggregate $997,140,787 Certificate Principal Balance of Commercial Mortgage Pass-Through Certificates, Series 2001-CK1 (the "Certificates"), consisting of 21 classes designated Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class A-X, Class A-CP, Class A-Y, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class R and Class V, pursuant to the Pooling and Servicing Agreement dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, as master servicer, ORIX Real Estate Capital Markets, LLC, as special servicer, and Wells Fargo Bank Minnesota, N. A., as trustee (in such capacity, the "Trustee");

          (xvii) the transfer of the Column Mortgage Loans and the KeyBank Mortgage Loans (collectively, the "Mortgage Loans") by the Depositor to the Trust, pursuant to the Pooling and Servicing Agreement, in exchange for the Certificates; and

          (xviii) the sale by the Depositor, and the purchase by CSFB, McDonald, Merrill and SSBI (collectively, in such capacity, the "Underwriters"), of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates (collectively, the "Publicly Offered Certificates"), pursuant to the Underwriting Agreement dated as of March 5, 2001 (the "Underwriting Agreement"), between the Depositor and the Underwriters.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the Column Mortgage Loan Purchase Agreement and the KeyBank Mortgage Loan Purchase Agreement are collectively referred to herein as the "Agreements". Capitalized terms not defined herein have the respective meanings set forth in the Pooling and Servicing Agreement and, to the extent not defined therein, in the other Agreements.

     For the purposes of this letter, we have reviewed: the Agreements; the Registration Statement; the Prospectus, dated March 5, 2001, relating to publicly offered mortgage pass-through certificates evidencing interests in trust funds established by the Depositor (the "Basic Prospectus"); and the Prospectus Supplement, dated March 5, 2001, specifically relating to the Trust and the Publicly Offered Certificates (the "Prospectus Supplement"; and, together with the Basic Prospectus, the "Prospectus"). In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records as we have deemed relevant or necessary as the basis for rendering this letter; we have obtained such certificates from and made such inquiries of officers and representatives of the parties to the Agreements and public officials as we have deemed relevant or necessary as the basis for rendering this letter; and we have relied upon, and assumed the accuracy of, such other documents and records, such certificates and the statements made in response to such inquiries, with respect to the factual matters upon which the statements made in this letter are based. We have also assumed (i) the truthfulness and accuracy of each of the representations and warranties as to factual matters contained in the Agreements, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic originals of all documents submitted to us as certified, conformed or photostatic copies, (vi) the due organization of all parties to each of the Agreements and the valid existence of each such party in good standing under the laws of its jurisdiction of organization, (vii) the due authorization by all necessary action, and the due execution and delivery, of the Agreements by the parties thereto, (viii) the constitution of each of the Agreements as the legal, valid and binding obligation of each party


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thereto, enforceable against such party in accordance with its terms, (ix)
compliance with the Agreements by the parties thereto, (x) the conformity, to the requirements of the Column Mortgage Loan Purchase Agreement, the KeyBank Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, of the Mortgage Notes, the Mortgages and the other documents delivered to the Trustee by, on behalf of, or at the direction of, the Depositor and Column, (xi) the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us, and (xii) the absence of any other agreement that supplements or otherwise modifies the intentions and agreements of the parties to the Agreements, as expressed therein. In making the statements set forth below, we do not express any view concerning the laws of any jurisdiction other than the federal laws of the United States of America.

     We are delivering this letter in our capacity as special counsel to the Depositor, Column and the Underwriters. In the course of our acting in such capacity, we have generally reviewed and discussed with certain representatives of the Depositor, Column, the Underwriters and the other parties to the Agreements and their respective counsel (in addition to us) the information set forth in the Registration Statement and the Prospectus, other than any documents or information included therein solely by incorporation by reference (all such documents and information so incorporated by reference shall be referred to herein as the "Excluded Information"), and we have reviewed certain loan summaries prepared by Column in respect of the Column Mortgage Loans originated by Column, Union Capital Investments, LLC ("Union Capital") or Credit Suisse First Boston Mortgage Capital LLC ("CSFBMC") and, in the case of the Crystal Pavilion/Petry Building Mortgage Loan and the nine largest Column Mortgage Loans (by Cut-off Date Balance) to be included in the Trust, selected provisions of the related Mortgage Note, the related Mortgage and certain other related Mortgage Loan Documents. While we have made no independent check or verification of, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, nothing has come to our attention that causes us to believe that (a) the Registration Statement (exclusive of the Excluded Information therein, as to which we express no view or belief), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (exclusive of the Excluded Information therein, as to which we express no view or belief), as of the date of the Prospectus Supplement or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no view or belief as to (x) any financial statements, schedules and/or other numerical, financial or statistical data set forth or referred to therein or omitted therefrom, (y) any information contained in or omitted from the Prospectus regarding the nature and characteristics of the KeyBank Mortgage Loans and/or the Borrowers and Mortgaged Properties relating to the KeyBank Mortgage Loans or (2) any information contained in or omitted from the Prospectus regarding the nature and characteristics of the Column Mortgage Loans acquired from KeyBank and/or the Borrowers and Mortgaged Properties relating to such Column Mortgage Loans. In that connection, we advise you that we have relied, to the extent that we may properly do so in the discharge of our professional responsibilities as experienced securities law practitioners, upon the judgment and statements of officers and representatives of the Depositor, Column and the Underwriters in connection with the determination of materiality.

     When used in this letter, the term "attention" or words of similar import mean the conscious awareness of facts or other information of the Sidley & Austin attorneys currently practicing law with this firm who have been involved in any material respect in representing any of the Depositor, Column or the Underwriters in connection with the Transactions. We call to your attention that, with

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your knowledge and consent, except as described above, such Sidley & Austin attorneys have not examined or otherwise reviewed any of the Mortgage Files, any particular documents contained in such files or any other documents with respect to the Mortgage Loans for purposes of delivering this letter.

     The statements set forth herein are being made to you as of the date hereof, and we assume no obligation to advise you of any changes of law or fact that may occur after the date hereof, notwithstanding that such changes may affect the views or belief expressed herein. This letter is being delivered solely for the benefit of the persons to which it is addressed in connection with the Transactions. It may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.



                                             Very truly yours,






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